UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SCHRÖDINGER, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1540 Broadway, 24th Floor
New York, New York 10036
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, June 15, 2023
Dear Stockholders:
You are cordially invited to virtually attend the 2023 annual meeting of stockholders, or the Annual Meeting, of Schrödinger, Inc. The Annual Meeting will be held via the Internet at a virtual audio web conference at www.virtualshareholdermeeting.com/SDGR2023 on Thursday, June 15, 2023, at 10:00 a.m., Eastern time.
At the Annual Meeting, the stockholders will consider and vote on the following matters:
1.Election of three Class III directors, Richard A. Friesner, Rosana Kapeller-Libermann and Gary Sender, each to serve for a three-year term expiring at the 2026 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified;
2.Approval of an advisory vote on executive compensation;
3.Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
4.Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.
You can find more information, including the nominees for director, in the proxy statement for the Annual Meeting, which is available for viewing, printing and downloading at www.proxyvote.com. The board of directors recommends that you vote “FOR” each of the Class III directors (Proposal No. 1), “FOR” the approval of the advisory vote on executive compensation, commonly referred to as the “say-on-pay” vote (Proposal No. 2), and “FOR” the ratification of the appointment of our independent registered public accounting firm (Proposal No. 3) as outlined in the attached proxy statement.
We are pleased to comply with the rules of the Securities and Exchange Commission that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we plan to send to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice of Availability, instead of a paper copy of the proxy statement and our annual report for the fiscal year ended December 31, 2022, or the 2022 Annual Report. We plan to mail the Notice of Availability on or about April 27, 2023, and the Notice of Availability contains instructions on how to access our proxy materials over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can request a paper copy of our proxy materials, including the proxy statement, our 2022 Annual Report, and a form of proxy card.
Stockholders of record at the close of business on April 19, 2023, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Your vote is important to us regardless of the number of shares you own. Whether or not you expect to virtually attend the Annual Meeting online, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. If you are a stockholder of record, you may vote your shares by proxy prior to the Annual Meeting on the Internet by visiting www.proxyvote.com, by telephone by calling 1-800-690-6903 and following the recorded instructions, or by completing, signing, dating, and returning a proxy card. If you mail your proxy card or vote by telephone or the Internet and then decide to attend the Annual Meeting and vote your shares online during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.
If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the bank, broker or other nominee that you must follow for your shares to be voted.
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor, New York, NY 10104
(800) 561-3947 (toll-free in North America)
+1 (781) 575-2137 (outside of North America)
A complete list of registered stockholders will be available to stockholders of record for examination at 1540 Broadway, 24th Floor, New York, New York 10036 during the 10-day period ending on the day before the Annual Meeting. Further information about how to attend the Annual Meeting online, vote your shares and submit questions is included in the accompanying proxy statement.

By Order of the Board of Directors,
/s/ Yvonne Tran

Yvonne Tran Chief Legal Officer and Corporate Secretary

New York, New York April 27, 2023

Important Notice Regarding Internet Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be held on June 15, 2023: The attached proxy statement and our 2022 annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2022, are available for viewing, printing and downloading at www.proxyvote.com. These documents are also available to any stockholder who wishes to receive a paper copy upon written request to Schrödinger, Inc., 1540 Broadway, 24th Floor, New York, New York 10036, Attention: Investor Relations. The proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2022 are also available on the SEC’s website at http://www.sec.gov.

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	1
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2
PROPOSAL NO. 1—ELECTION OF THREE CLASS III DIRECTORS	8
PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION	13
PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023	14
CORPORATE GOVERNANCE	15
EXECUTIVE AND DIRECTOR COMPENSATION	24
EXECUTIVE COMPENSATION TABLES	44
TRANSACTIONS WITH RELATED PERSONS	62
PRINCIPAL STOCKHOLDERS	65
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	68
STOCKHOLDER PROPOSALS FOR OUR 2024 ANNUAL MEETING OF STOCKHOLDERS	69
STOCKHOLDERS SHARING THE SAME ADDRESS	70
OTHER MATTERS	71

1540 Broadway, 24th Floor
New York, New York 10036
(212) 295-5800
PROXY STATEMENT
2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, June 15, 2023
INFORMATION CONCERNING SOLICITATION AND VOTING
This proxy statement contains information about the Annual Meeting of Stockholders of Schrödinger, Inc., or the Annual Meeting, to be held on Thursday, June 15, 2023, at 10:00 a.m., Eastern time. The Annual Meeting will be held via the Internet at www.virtualshareholdermeeting.com/SDGR2023. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Further information about how to attend the Annual Meeting online is included in this proxy statement.
The board of directors of Schrödinger, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting and at any adjournment or postponement of that meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, references to “Schrödinger,” “the Company,” “we,” “us,” “our” and similar terms refer to Schrödinger, Inc. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this proxy statement.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendations of our board of directors.
Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice of Availability, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2022, or the 2022 Annual Report. We plan to mail the Notice of Availability on or about April 27, 2023, and the Notice of Availability contains instructions on how to access our proxy materials over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can request a paper copy of our proxy materials, including this proxy statement, our 2022 Annual Report, and a form of proxy card.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 15, 2023:
This proxy statement and our 2022 Annual Report are
available for viewing, printing and downloading at www.proxyvote.com.
A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request Schrödinger, Inc., 1540 Broadway, 24th Floor, New York, New York 10036, Attention: Investor Relations. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2022 are also available on the SEC’s website at http://www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Q: What is the Purpose of the Annual Meeting?
A: At the Annual Meeting, our stockholders will consider and vote on the following matters:
1.Election of three Class III directors, Richard A. Friesner, Rosana Kapeller-Libermann and Gary Sender, each to serve for a three-year term expiring at the 2026 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified;
2.Approval of an advisory vote on executive compensation;
3.Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
4.Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first three items noted above.
Q: How Does the Board of Directors Recommend that I Vote on the Proposals?
A: Our board of directors unanimously recommends that you vote:
FOR the election of the three nominees to serve as Class III directors on our board of directors, each for a three-year term expiring at the 2026 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified;
FOR the approval of the advisory vote on executive compensation; and
FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
How Can I Access the Proxy Materials?
The proxy materials, including this proxy statement, a proxy card and our 2022 Annual Report are available for viewing, printing and downloading on the Internet at www.proxyvote.com. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting paper materials in the Notice of Availability.
Q: Who Can Vote at the Annual Meeting?
A: Only stockholders at the close of business on the record date of April 19, 2023 are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock and/or limited common stock that they held on that date. As of April 19, 2023, there were 62,365,703 shares of our common stock issued and outstanding and 9,164,193 shares of our limited common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Each share of limited common stock is entitled to one vote on each matter properly brought before the Annual Meeting, except for the election or removal of directors. Accordingly, each share of limited common stock is not entitled to vote on Proposal No. 1, but may vote on Proposal No. 2 and Proposal No. 3.
Q: What is the Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name”?
A: Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the “stockholder of record” of those shares. In this case, your Notice of Availability has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in the Notice of Availability and in the section titled “How Do I Vote?” below.

Beneficial Owner of Shares Held in Street Name. If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice of Availability will be sent to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction form provided to you by that organization.
Q: Why is the Annual Meeting a Virtual, Online Meeting?
A: We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted and accessible during the Annual Meeting at www.virtualshareholdermeeting.com/SDGR2023. We have designed the virtual annual meeting to provide stockholders with the same rights and opportunities to participate as stockholders would have had at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
Q: How Do I Virtually Attend the Annual Meeting?
A: The Annual Meeting will be a virtual meeting and you may not attend in person. The Annual Meeting will start at 10:00 a.m., Eastern time, on June 15, 2023. You may log on to the virtual meeting at www.virtualshareholdermeeting.com/SDGR2023 starting 30 minutes before it begins. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 9:45 a.m., Eastern time, on June 15, 2023. If you encounter any difficulties accessing the virtual Annual Meeting, please contact technical support by following the instructions and technical support contact information, which will be provided to you at the virtual meeting website listed above.
Q: How Do I Vote?
A: If you are the stockholder of record of your shares, you can vote your shares by proxy prior to the Annual Meeting or online during the Annual Meeting. If you choose to vote by proxy prior to the Annual Meeting, you may do so by telephone, via the Internet or by mail as follows:
•By Telephone Prior to the Annual Meeting. You may transmit your proxy over the phone by calling 1-800-690-6903 and following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you call.
•Via the Internet Prior to the Annual Meeting. You may transmit your proxy via the Internet by following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you access the website. The website for voting is available at www.proxyvote.com.
•By Mail Prior to the Annual Meeting. If you requested printed copies of proxy materials, you may vote by mailing your proxy card as described in the proxy materials.
Telephone and Internet voting for stockholders of record will be available until 11:59 p.m. Eastern time on June 14, 2023, and mailed proxy cards must be received by 11:59 p.m. Eastern time on June 14, 2023, in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.
If you choose to vote online during the Annual Meeting, you may vote your shares electronically while virtually attending the Annual Meeting by following the instructions found on your Notice of Availability, proxy card and/or voting instruction form. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.
If your shares are held in street name, your bank, broker or other nominee is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, will be forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization.
Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that, if you become unable to attend the Annual Meeting, your shares will be voted as directed by you.
Q: Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials?
A: No. The Notice of Availability and proxy card contain instructions on how to vote by proxy via the Internet, by telephone, by requesting and returning a paper proxy card, or by voting online while virtually attending the Annual Meeting.
Q: How Do I Submit a Question for the Annual Meeting?
A: Questions may be submitted prior to the Annual Meeting at www.proxyvote.com or you may submit questions in real time during the Annual Meeting using our Annual Meeting platform at www.virtualshareholdermeeting.com/SDGR2023. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted and accessible during the Annual Meeting at www.virtualshareholdermeeting.com/SDGR2023. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants. We will answer appropriate questions that are pertinent to the matters to be voted on by the stockholders at the Annual Meeting. Because time is limited at the Annual Meeting, we may not be able to answer all questions that are submitted. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at ir@schrodinger.com. To promote fairness and the efficient use of our resources and to address all stockholder questions, we will limit each stockholder to two questions, which should each be succinct and should cover only one topic. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized, and answered together.
Q: May I See a List of Stockholders Entitled to Vote as of the Record Date?
A: A list of stockholders as of the close of business on the record date will be available for examination by the stockholders for any purpose germane to the Annual Meeting for a period of 10 days ending on June 14, 2023 at 1540 Broadway, 24th Floor, New York, New York 10036.
Q: How Many Shares Must Be Represented to Have a Quorum and Hold an Annual Meeting of Stockholders?
A: A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated bylaws provide that a quorum will exist if stockholders holding a majority in voting power of the shares of capital stock issued and outstanding and entitled to vote at the meeting are present at the meeting in person, present by means of remote communication or represented by proxy. Where a separate vote by a class of capital stock is required by law or our restated certificate of incorporation, the holders of a majority in voting power of the shares of such class of the capital stock issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. Shares present virtually during the Annual Meeting will be considered shares present by means of remote communication at the Annual Meeting. Our board of directors has authorized the means of remote communication by which we plan to conduct the Annual Meeting. If a quorum is not present, we expect to adjourn the Annual Meeting until a quorum is obtained.
Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your bank, broker or other nominee submits a proxy for your shares (because the bank, broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the bank, broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

Q: What Ballot Measures are Considered “Discretionary” versus “Non-Discretionary”?
A: The election of directors (Proposal No. 1) and the advisory vote on executive compensation (Proposal No. 2) are matters considered non-discretionary under applicable rules. A bank, broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker non-votes on Proposal Nos. 1 and 2.
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 3) is a matter considered discretionary under applicable rules. A bank, broker or other nominee generally may exercise discretionary authority and vote on discretionary matters if no voting instructions have been provided. Therefore, if your shares are held in “street name,” your bank, your broker or other nominee may exercise discretionary authority to vote on Proposal No. 3 in the absence of voting instructions from you. If they exercise this discretionary authority, no broker non-votes are expected in connection with Proposal No. 3.
Q: What Vote is Required to Approve Each Proposal?
A: A nominee will be elected as a director in an uncontested election if the votes cast “for” such nominee’s election by the stockholders entitled to vote exceed the votes cast “against” the nominee’s election (Proposal No. 1). Stockholders are not entitled to vote any shares of limited common stock in an election of directors. Abstentions and broker non-votes will not be counted as votes “for” or “against” such nominee’s election. Accordingly, abstentions and broker non-votes will have no effect on the voting on Proposal No. 1.
The affirmative vote of the holders of shares of capital stock having a majority in voting power of the votes cast by the holders of all of the shares present or represented by proxy and voted “for” or “against” such matter will be required for: approval of the advisory vote on executive compensation (Proposal No. 2) and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 3). Abstentions and broker non-votes will not be counted as votes cast or voted on Proposal Nos. 2 and 3. Accordingly, abstentions and broker non-votes will have no effect on the voting on Proposal Nos. 2 and 3.
As described in more detail in Proposal No. 2, because this proposal is non-binding, our board of directors may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from that which is approved by our stockholders.
Q: What Happens if an Incumbent Director Nominee Fails to Receive More “For” Votes than “Against” Votes in an Uncontested Election?
A: Under our majority vote standard for the election of directors, the votes cast “for” a nominee must exceed the votes cast “against” that nominee. Our Corporate Governance Guidelines set forth a process that takes effect if an incumbent director nominee receives more “against” votes than “for” votes in an uncontested election. Upon such an occurrence, the affected director is expected, promptly following certification of the stockholder vote, to submit to the board of directors his or her offer to resign from the board. Such incumbent director shall continue to serve as a director while our nominating and corporate governance committee decides whether to accept or reject the resignation offer.  The nominating and corporate governance committee will promptly consider the resignation offer submitted by such incumbent director and recommend to the board of directors the action to be taken with respect to such resignation offer. Such action may range from accepting the resignation, to maintaining such incumbent director but addressing what the nominating and corporate governance committee believes to be the underlying cause of the votes “against” the director, to resolving that such incumbent director will not be re-nominated for election in the future, to rejecting the resignation, to such other action that the nominating and corporate governance committee determines to be in the best interests of our company and our stockholders. In reaching its recommendation, the nominating and corporate governance committee will consider all factors it deems relevant. The board of directors will then act on the nominating and corporate governance committee’s recommendation, considering the factors considered by the nominating and corporate governance committee and such additional factors the board of directors believes to be relevant. After the board’s determination, we will promptly publicly disclose the board’s decision regarding the action to be taken with respect to such incumbent director’s resignation. If the board’s decision is to not accept the resignation, such disclosure will include the reasons for not accepting the resignation. If the director’s resignation is accepted, then the board of directors may fill the resulting vacancy in accordance with our amended and restated bylaws or may decrease the size of our board of directors. Our Corporate Governance Guidelines are posted on our website at www.schrodinger.com.

Q: Can I Revoke My Proxy and Can I Change My Vote?
A: If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Annual Meeting:
•by submitting by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How Do I Vote?” section above;
•by voting online at the Annual Meeting using the procedures described in the “How Do I Vote?” section above; or
•by filing a written revocation with our corporate secretary.
If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your shares. You may also vote online during the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions.
Your virtual attendance at the Annual Meeting, without voting online during the Annual Meeting, will not automatically revoke your proxy.
Q: How Are the Votes Counted?
A: Votes cast online during the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.
Q: What are the Costs of Proxy Solicitation?
A: We will bear the costs of soliciting proxies. Our directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, facsimile, email, personal interviews and other means.
We have retained Georgeson LLC, a proxy solicitation firm, or the Proxy Solicitor, to solicit proxies in connection with the Annual Meeting at a cost of approximately $15,000, plus reimbursement of certain expenses and fees for additional services requested. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf.  Proxies will be solicited by the Proxy Solicitor by mail, telephone, e-mail and in person.
Q: Where Can I Find the Voting Results?
A: We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding our plans, strategies and expectations for our business and the potential benefits of our strategic plans and focus. Statements including words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and statements in the future tense are forward-looking statements. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the company and on assumptions the company has made. Actual results may differ materially from those described in these forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and important factors that are beyond our control, including the demand for our software platform, our ability to further develop our computational platform, our reliance upon third-party providers of cloud-based infrastructure to host our software solutions, factors adversely affecting the life sciences industry, fluctuations in the value of the U.S. dollar and foreign currencies, our reliance upon third-party drug discovery collaborators, the uncertainties inherent in drug development and commercialization, such as the conduct of research activities and the timing of and our ability to initiate and complete preclinical studies and clinical trials, whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials, uncertainties associated with the regulatory review of investigational new drug submissions, clinical trials and applications for marketing approvals, the ability to retain and hire key personnel and the direct and indirect impacts of the ongoing COVID-19 pandemic on our business and other risks detailed under the caption “Risk Factors” in our Securities and Exchange Commission filings and reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on February 28, 2023, as well as our future filings and reports. Any forward-looking statements contained in this proxy statement speak only as of the date hereof. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this proxy statement as a result of new information, future events, changes in expectations or otherwise.

PROPOSAL NO. 1—ELECTION OF THREE CLASS III DIRECTORS
Our board of directors currently consists of nine members. In accordance with the terms of our restated certificate of incorporation, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•the Class I directors are Ramy Farid, Gary Ginsberg and Arun Oberoi, and their term expires at the annual meeting of stockholders to be held in 2024;
•the Class II directors are Jeffrey Chodakewitz, Michael Lynton and Nancy A. Thornberry, and their term expires at the annual meeting of stockholders to be held in 2025; and
•the Class III directors are Richard A. Friesner, Rosana Kapeller-Libermann and Gary Sender, and their term expires at the Annual Meeting.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our board of directors. Our restated certificate of incorporation also provides that our directors may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of common stock, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Upon the recommendation of our nominating and corporate governance committee, our board of directors has nominated Richard A. Friesner, Rosana Kapeller-Libermann and Gary Sender, for election as Class III directors at the Annual Meeting. Dr. Friesner, Dr. Kapeller-Libermann and Mr. Sender are all presently directors, and have indicated a willingness to continue to serve as directors, if elected.
If no contrary indication is made, proxies are to be voted for Dr. Friesner, Dr. Kapeller-Libermann and Mr. Sender, or in the event that Dr. Friesner, Dr. Kapeller-Libermann or Mr. Sender is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.
Our Corporate Governance Guidelines provide that the value of diversity should be considered and that director nominees should represent a diverse array of personal and professional characteristics, backgrounds, experiences and skills, including gender, racial or ethnic identity, international experience and/or expertise in a particular discipline or field. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among our board members, knowledge of our business, understanding of the competitive landscape in which we operate and adherence to high ethical standards. In addition, as further described under “Executive Summary — Election of Directors Vote Support,” we regularly solicit feedback from our stockholders, and our nominating and corporate governance committee, together with senior management, consider board, governance and related matters raised by our stockholders during our engagements to ensure that we are identifying and nominating directors who, among other things, have demonstrated business acumen and have a commitment to understanding our industry and company. Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described in the following paragraphs.
Nominees for Election as Class III Directors
Biographical information as of April 15, 2023, including principal occupation and business experience during the last five years, for our nominees for election as Class III directors at the Annual Meeting is set forth below.
Richard A. Friesner, Ph.D., age 70, has served as a member of our board of directors since August 1990, when he co-founded us. Dr. Friesner is currently the William P. Schweitzer professor of chemistry at Columbia University, the principal investigator of the Friesner Research Group, a research laboratory within the Department of Chemistry at Columbia University, and he has served as a professor of chemistry at Columbia University since September 1990. Dr. Friesner is a Fellow of the American Academy of Sciences and a member of the National Academy of Sciences. Dr. Friesner received a B.S. in Chemistry from the University of Chicago and a Ph.D. in Chemistry from the University of

California, Berkeley. We believe that Dr. Friesner’s extensive experience in theoretical chemistry and his extensive knowledge of our company since inception, as well as his distinguished scientific record, qualifies him to serve on our board of directors.
Rosana Kapeller-Libermann, M.D., Ph.D., age 59, has served as a member of our board of directors since January 2019. Dr. Kapeller-Libermann has served as president and chief executive officer of Rome Therapeutics, Inc., a therapeutics company, since April 2019. She has also served as an entrepreneur in residence at GV, a venture capital investment arm of Alphabet Inc. since November 2018. Prior to that, Dr. Kapeller-Libermann served as founding chief scientific officer of Nimbus Therapeutics, or Nimbus, a biotechnology company, from February 2010 to March 2018. Prior to joining Nimbus, she served as vice president of research at Aileron Therapeutics, Inc., a biopharmaceutical company, from August 2005 to September 2009. Dr. Kapeller-Libermann received an M.D. from Universidade do Estado do Rio de Janeiro and a Ph.D. in Molecular and Cellular Physiology from Tufts University. We believe Dr. Kapeller-Libermann’s scientific experience in the field of drug discovery and extensive experience working with life sciences companies qualifies her to serve on our board of directors.
Gary Sender, age 61, has served as a member of our board of directors since July 2019. Mr. Sender previously served as chief financial officer of Nabriva Therapeutics plc, or Nabriva, a publicly traded biopharmaceutical company, from May 2016 to March 2021. Prior to joining Nabriva, Mr. Sender served as chief financial officer and executive vice president at Synergy Pharmaceuticals Inc., or Synergy, a publicly traded biopharmaceutical company, from November 2015 to May 2016. Prior to joining Synergy, from August 2009 to June 2015, Mr. Sender served as senior vice president, finance at Shire plc., or Shire, a biopharmaceutical company since acquired by Takeda Pharmaceutical Company Limited. Prior to joining Shire, Mr. Sender served as founding chief financial officer of Tengion, Inc., a regenerative medicine company, from August 2004 to July 2009. Mr. Sender currently serves on the board of directors of Harmony BioSciences Holdings, Inc., a publicly traded pharmaceutical company, and iBio, Inc., a publicly traded biotechnology company.  Mr. Sender also spent over 15 years in several leadership roles within Merck & Co., Inc., a pharmaceutical company. Mr. Sender received a B.S. in Finance from Boston University and an M.B.A. from Carnegie-Mellon University. We believe Mr. Sender’s extensive experience in the life sciences industry, and in particular his financial acumen, qualifies him to serve on our board of directors.
The board of directors recommends voting “FOR” the election of Richard A. Friesner, Rosana Kapeller-Libermann and Gary Sender as Class III directors for a three-year term ending at the annual meeting of stockholders to be held in 2026.
Directors Continuing in Office
Biographical information as of April 15, 2023, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.
Class I Directors (Term Expires at 2024 Annual Meeting of Stockholders)
Ramy Farid, Ph.D., age 58, has served as our president since January 2008, our chief executive officer since January 2017 and as a member of our board of directors since December 2012. Dr. Farid has been with our company for over 20 years and served as senior vice president from January 2005 to December 2007, vice president, scientific development and product management from January 2003 to December 2004 and product manager from January 2002 to December 2002. Dr. Farid serves on the board of directors of multiple biotechnology companies co-founded by us, and previously served on the board of directors of Morphic Holding, Inc., a biotechnology company. Prior to joining our company, Dr. Farid was an assistant professor in the Chemistry Department at Rutgers University. Dr. Farid received a B.S. in Chemistry from the University of Rochester and a Ph.D. from the California Institute of Technology, and he was a National Institutes of Health postdoctoral fellow in the Department of Biochemistry and Biophysics at the University of Pennsylvania. Dr. Farid currently serves on the board of directors of Structure Therapeutics, Inc., a publicly traded biopharmaceutical company. We believe that Dr. Farid’s extensive knowledge of our company and current role as our president and chief executive officer qualifies him to serve on our board of directors.
Gary Ginsberg, age 60, has served as a member of our board of directors since April 2020. Mr. Ginsberg served as the senior vice president and global head of communications at SoftBank Group Corp., or Softbank, an investment bank from November 2018 until December 2020. Before joining SoftBank, Mr. Ginsberg served as executive vice president of corporate marketing and communications at Time Warner Inc., a media company, from February 2010 to August 2018. Prior to that, Mr. Ginsberg spent 11 years at News Corporation, a media company, most recently as executive vice president of global marketing and corporate affairs and a member of the office of the chairman. Mr. Ginsberg currently serves on the board of directors of Townsquare Media, Inc., a publicly traded media company. Mr. Ginsberg also served on the board of directors of Synacor, Inc. from January 2012 to June 2020. Mr. Ginsberg received an A.B. in History from Brown University and a J.D. from Columbia University School of Law. We believe that Mr. Ginsberg’s business and leadership experience qualifies to him to serve on our board of directors.

Arun Oberoi, age 69, has served as a member of our board of directors since May 2022. Mr. Oberoi served as the executive vice president of global sales and services from April 2012 to August 2021 at Red Hat, Inc., a provider of enterprise open-source software solutions, which was acquired by International Business Machines Corporation, or IBM, in July 2019. Prior to that, from December 2010 to January 2012, Mr. Oberoi served as president and chief executive officer of Viridity Software, Inc., a data center infrastructure management company. From March 2008 to June 2010, Mr. Oberoi served as chief executive officer of Aveksa, Inc., an access governance and management software company. From January 2004 to February 2006, Mr. Oberoi was executive vice president of global sales and technical services at Micromuse, Inc., or Micromuse, a provider of network and service management solutions. Micromuse was acquired by IBM in February 2006, where Mr. Oberoi subsequently served as vice president within IBM Tivoli until March 2008. Prior to joining Micromuse, Mr. Oberoi held a series of senior executive positions at Hewlett-Packard Company from August 1997 until December 2003, including as vice president and general manager, worldwide corporate accounts and industries, sales and marketing. Mr. Oberoi serves on the board of directors of Proofpoint, Inc., an enterprise security company, and Talend S.A., an open source integration software provider, which are both portfolio companies of Thoma Bravo, L.P., and Deeplite, Inc., a provider of intelligent AI optimization software. He has also served as an advisor at Paymentus, Inc., an electronic billing and payment vendor, in a consulting capacity since January 2022. Mr. Oberoi received a B.A. from the University of Delhi and an M.B.A. from Northwestern University. We believe that Mr. Oberoi’s enterprise software, technology and business leadership experience qualifies him to serve on our board of directors.
Class II Directors (Term Expires at 2025 Annual Meeting of Stockholders)

Jeffrey Chodakewitz, M.D., age 67, has served as a member of our board of directors since April 2020. Dr. Chodakewitz served as senior advisor to Blackstone Life Sciences, a life sciences fund, from March 2019 to January 2022. Before joining Blackstone Lifesciences, Dr. Chodakewitz served as executive vice president, clinical medicine and external innovation, at Vertex Pharmaceuticals Incorporated, or Vertex, a publicly traded pharmaceutical company, from April 2018 to March 2019. Dr. Chodakewitz served as executive vice president, global medicines development and medical affairs, and chief medical officer of Vertex from October 2014 to March 2018. Dr. Chodakewitz served as senior vice president and chief medical officer of Vertex from January 2014 to October 2014. Prior to joining Vertex, Dr. Chodakewitz spent over 20 years at Merck & Co., Inc., a pharmaceutical company, where he held a variety of roles including vice president of clinical research—infectious diseases & vaccines, vice president of clinical pharmacology/early stage development, senior vice president of late stage development, and senior vice president of global scientific strategy (infectious diseases, respiratory/immunology). Dr. Chodakewitz currently serves on the board of directors of Adicet Bio, Inc. (formerly known as resTORbio, Inc.), a publicly traded biopharmaceutical company, Freeline Therapeutics Holdings plc, a publicly traded biopharmaceutical company, and Praxis Precision Medicines, Inc., a publicly traded biotechnology company. Dr. Chodakewitz also served as a member of the board of directors of Tetraphase Pharmaceuticals, Inc., a then publicly-traded biopharmaceutical company, from June 2014 to July 2020. Dr. Chodakewitz received a B.S. in Biochemistry from Yale University and an M.D. from the Yale University School of Medicine. We believe that Dr. Chodakewitz’s experience with pharmaceutical and biotechnology companies qualifies him to serve on our board of directors.
Michael Lynton, age 63, has served as a member of our board of directors since January 2018 and chairman of our board of directors since October 2018. Mr. Lynton served as chief executive officer of Sony Entertainment Inc., an international entertainment company, from April 2012 to August 2017, as chairman and chief executive officer of Sony Pictures Entertainment Inc., from January 2004 to May 2017 and as chief executive officer of Sony Corporation of America, from March 2012 to August 2017. Mr. Lynton currently serves as chairman of the board of directors of Snap Inc., a publicly traded technology company, and Warner Music Group Corp., a publicly traded media company, and as a member of the board of directors of Ares Management Corporation, a publicly traded, global alternative asset manager, and The Boston Beer Company, Inc., a publicly traded beverage company. In March 2023, Mr. Lynton informed The Boston Beer Company, Inc. of his intention not to stand for reelection at their 2023 annual meeting of stockholders. Mr. Lynton also served as a member of the board of directors of Pandora Media, Inc. from August 2017 to February 2019, and as a member of the board of directors of Pearson plc., a publicly traded publishing and education company, from February 2018 to June 2021. Mr. Lynton received a B.A. in History and Literature from Harvard College and an M.B.A. from Harvard Business School. We believe that Mr. Lynton’s public company board and management experience and his extensive business and leadership experience qualifies him to serve as chairman of our board of directors.

Nancy A. Thornberry, age 66, has served as a member of our board of directors since September 2019. Ms. Thornberry has served as chair, R&D of Kallyope, Inc., or Kallyope, a biotechnology company, since October 2021, and previously she served as chief executive officer of Kallyope from November 2015 to October 2021. Between August 2013 and October 2015, Ms. Thornberry was self-employed as a consultant to companies in the biotechnology and pharmaceutical industries. Prior to that, Ms. Thornberry spent over 30 years at Merck & Co., Inc., a pharmaceutical company, where she held a variety of positions including senior vice president and franchise head, diabetes and endocrinology, from April 2011 to July 2013, senior vice president and franchise head, diabetes and obesity, from September 2009 to April 2011, vice president, worldwide basic research head, diabetes and obesity, from February 2007 to September 2009 and executive director, metabolic disorders, from 2004 to February 2007, among other positions. Ms. Thornberry currently serves on the board of directors of Denali Therapeutics Inc., a publicly traded biopharmaceutical company. Ms. Thornberry received a B.S. in Chemistry and Biology from Muhlenberg College. We believe Ms. Thornberry’s scientific background and experience in the life sciences industry qualifies her to serve on our board of directors.

Executive Officers Who Are Not Directors
Biographical information as of April 15, 2023 for our executive officers who are not directors is listed below.
Robert Abel, Ph.D., age 41, has served as our executive vice president, chief computational scientist, and head of modeling R&D since March 2021. Dr. Abel has been with our company for over 10 years and previously served as our executive vice president, science, from January 2020 to March 2021, senior vice president, science, from April 2017 to December 2019, vice president, scientific development from January 2014 to April 2017, director of structure-based science from January 2011 to December 2013, senior principal scientist and product manager from January 2010 to December 2010 and senior scientist from March 2009 to December 2009. Dr. Abel received a B.S. in Chemistry from the University of Florida and a Ph.D. in Chemical Physics from Columbia University. In graduate school, Dr. Abel was a National Science Foundation Graduate Research Fellow and a Department of Homeland Security Research Fellow and worked from May 2005 to August 2005 at Los Alamos National Laboratory under the auspices of the DHS Research Fellowship.
Karen Akinsanya, Ph.D., age 55, has served as our president, R&D therapeutics since February 2022 and previously served as our executive vice president, chief biomedical scientist, head of discovery R&D from January 2020 to February 2022 and as our senior vice president and chief biomedical scientist from April 2018 to December 2019. Dr. Akinsanya spent 12 years at Merck & Co., Inc., or Merck, a pharmaceutical company, where she held a variety of positions across Merck Research Labs, including associate vice president, early scientific assessment lead, business development & licensing from December 2013 to July 2017, collaboration lead and executive director, cardiovascular research from January 2010 to December 2013, and associate director, clinical pharmacology from October 2005 to December 2009. Prior to Merck, Dr. Akinsanya held a number of roles in drug discovery at Ferring Pharmaceuticals in the United Kingdom and the United States from 1997 to 2005. In 2007, Dr. Akinsanya founded Envision Science Group LLC, or Envision, a translational science consulting company, where she currently serves as president. Dr. Akinsanya provided consulting services on behalf of Envision to companies in the pharmaceutical industry between July 2017 and April 2018. Dr. Akinsanya currently serves on the board of directors of Nautilus Biotechnology, Inc., a publicly traded biotechnology company. Dr. Akinsanya received a B.Sc. in Biochemistry from Queen Mary College, University of London, a Ph.D. in Endocrine Physiology from the Imperial College and completed postdoctoral studies at the Ludwig Institute for Cancer Research, University College, London.
Patrick Lorton, age 39, has served as our executive vice president and chief technology officer since March 2021. Mr. Lorton has been with our company for over 15 years and previously served as our senior vice president and chief technology officer from April 2017 to March 2021, vice president of engineering from January 2016 to April 2017, director of software engineering from January 2015 to January 2016, associate director of software engineering from December 2012 to January 2015, project leader from January 2011 to December 2012 and scientific developer from September 2006 to December 2012. Prior to joining our company, Mr. Lorton served as a chemistry research assistant from December 2005 to September 2006 and a computer science research assistant from August 2004 to July 2006 at Indiana University Bloomington. Mr. Lorton received a B.S. in Computer Science and a B.A. in Mathematics and Chemistry from Indiana University Bloomington.
Geoffrey Porges, age 62, has served as our executive vice president and chief financial officer since August 2022. Dr. Porges previously served as vice chairman of SVB Securities LLC (formerly known as SVB Leerink), the investment banking subsidiary of SVB Financial Group, or SVB Securities, and as venture partner of SVB Capital, the private equity arm of SVB Financial Group, in each case, from January 2022 to August 2022. Prior to his role as vice chairman, Dr. Porges held positions of increasing responsibility at SVB Securities, including serving as senior managing director from

February 2019 to January 2022 and as senior biopharmaceuticals analyst and director of therapeutics research from November 2015 to February 2019. Prior to joining SVB Securities, Dr. Porges spent 13 years at Alliance Bernstein, an investment management firm, most recently serving as managing director. Prior to joining Alliance Bernstein, Dr. Porges was chief operating officer and head of health, medical and biotechnologies programs at BTG Plc, a pharmaceutical company, from 1999 to 2002 and was a member of the board of directors of Acambis plc from 2001 to 2003. Dr. Porges received a Bachelor of Medicine and a Bachelor of Surgery from the University of Sydney and an M.B.A. from Harvard Business School.

Yvonne Tran, age 52, has served as our executive vice president and chief legal officer since April 2017, and previously served as our general counsel from April 2010 to April 2017. Prior to joining our company, Ms. Tran previously served as senior corporate counsel at Oracle America, Inc., or Oracle, a technology company, from January 2008 to April 2010. Prior to joining Oracle, Ms. Tran served as outside legal consultant from January 2006 to January 2008 and deputy general counsel from April 2000 to January 2006 at DoubleClick, Inc., an advertising technology company since acquired by Google LLC. Ms. Tran received a B.A. in Molecular Biophysics and Biochemistry from Yale University and a J.D. from the University of Virginia School of Law.

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. At the 2022 annual meeting of stockholders, stockholders approved, on an advisory basis, an annual advisory vote on the compensation of our named executive officers. In accordance with the results of this vote, the Board determined to implement an advisory vote on the compensation of our named executive officers every year.
Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of our short- and long-term strategic and financial goals and for driving corporate financial performance and stability. The program contains elements of cash and equity-based compensation and is designed to align the interests of our executive officers with those of our stockholders.
The section of this proxy statement titled “Executive and Director Compensation” beginning on page 24, including “Compensation Discussion and Analysis,” describes in detail our executive compensation program, including the updates we made to the program to incorporate additional performance-based equity awards to our executives starting in the fiscal year ending December 31, 2023, and the decisions made by our compensation committee and our board of directors with respect to the fiscal year ended December 31, 2022. Highlights of our executive compensation program include the following:
•Using a performance-based annual cash incentive program to link executive compensation to the achievement of long-term and short-term company goals;
•Setting challenging short-term goals for our cash incentive program;
•Providing a significant portion of our executive compensation in the form of equity with time-based vesting;
•Using market data from our peer group to set competitive compensation levels; and
•Maintaining stock ownership guidelines for our executives and non-employee directors.
As we describe in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executive officers with our stockholders. The board of directors and compensation committee believe this link between compensation and the achievement of our short- and long-term strategic and financial goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.
Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis”, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
The board of directors recommends that stockholders vote to approve the compensation of our named executive officers by voting “FOR” this proposal.

PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023
Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. KPMG LLP has served as our independent registered public accounting firm since 2010.
The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2023. Stockholder approval is not required to appoint KPMG LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of KPMG LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain KPMG LLP. If the selection of KPMG LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.
A representative of KPMG LLP is expected to virtually attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from our stockholders.
We incurred the following fees from KPMG LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2022 and 2021.

Fee Category	2022	2021
Audit fees (1)	$1,713,950	$1,421,000
Audit-related fees	—	—
Tax fees (2)	377,705	574,159
All other fees	—	—

Total fees	$2,091,655	$1,995,159
(1)“Audit fees” consist of professional services provided by KPMG LLP in connection with the integrated audit of our annual consolidated financial statements and the review of our unaudited quarterly consolidated financial statements in 2022 and 2021.
(2)“Tax fees” consist primarily of professional services provided by KPMG LLP that encompass a variety of permissible tax services, including federal and state tax compliance services, technical tax advice related to federal and state income tax matters, assistance with sales tax, and other tax consulting matters.
Audit Committee Pre-Approval Policy and Procedures
Our audit committee has adopted policies and procedures relating to the approval of all audit and other permitted non-audit services provided to us by our independent registered public accounting firm. These policies provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement to render the service is entered into pursuant to the pre-approval procedure.
From time to time, our audit committee may pre-approve services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. These services may include audit services, audit-related services, tax services and other permissible non-audit services. Our independent registered public accounting firm and senior management will periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm.
During our 2022 and 2021 fiscal years, no services were provided to us by KPMG LLP other than in accordance with the pre-approval policies and procedures described above.
The board of directors recommends voting “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

CORPORATE GOVERNANCE
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates.
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board. While there are no specific minimum qualifications for a committee-recommended nominee to our board of directors, the qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:
•Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
•Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.
•Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.
•Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.
•Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.
•Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our board of directors is considered. Nominees should represent a diverse array of personal and professional characteristics, backgrounds, experiences and skills including gender, racial or ethnic identity, international experience and/or expertise in a particular discipline or field.
•Nominees should normally be able to serve for at least five years before reaching the age of 75.
The nominating and corporate governance committee may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered for an annual meeting are specified in our amended and restated bylaws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals for our 2024 Annual Meeting of Stockholders.”
Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director Independence
Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, among other things, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.
In March 2023, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Dr. Farid and Dr. Friesner, is an “independent director” as defined under applicable Nasdaq rules. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Farid is not an independent director under these rules because he is our president and chief executive officer, and Dr. Friesner is not an independent director under these rules because he has received more than $120,000 in consulting fees from us during a 12-month period within the last three years. See “Transactions with Related Persons” for more information regarding Dr. Friesner.
There are no family relationships among any of our directors or executive officers.
Board Committees
Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a drug discovery committee. Each of the audit committee, compensation committee, nominating and corporate governance committee and drug discovery committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, the compensation committee, the nominating and corporate governance committee and the drug discovery committee is posted on the “Corporate Governance” section of the “Investors & Media” section of our website, which is located at www.schrodinger.com. Our board of directors also appoints from time to time ad hoc committees to address specific matters.
Audit Committee
The members of our audit committee are Gary Sender, Gary Ginsberg, Michael Lynton, and Arun Oberoi. Gary Sender serves as chair of the audit committee. Arun Oberoi was elected to our audit committee in May 2022. Our audit committee met five times during 2022. Our audit committee’s responsibilities include:
•appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•discussing our risk identification, risk assessment and risk management policies, including coordinating the board of directors’ oversight of major financial risk exposures and risks relating to data privacy and cybersecurity;
•establishing procedures for the receipt and retention of accounting related complaints and concerns;
•meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
•reviewing and approving or ratifying any related person transactions; and
•preparing the audit committee report required by Securities and Exchange Commission, or SEC, rules.
All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Our board of directors has determined that Gary Sender is an “audit committee financial expert” as defined in applicable SEC rules and that each of the members of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.
Compensation Committee
The members of our compensation committee are Gary Sender, Gary Ginsberg and Rosana Kapeller-Libermann. Gary Sender serves as chair of the compensation committee. Prior to the reconstitution of our compensation committee in October 2022, the members of our compensation committee were Gary Sender, Rosana Kapeller-Libermann and Nancy A. Thornberry, with Gary Sender serving as chair. Our compensation committee met seven times during 2022. Our compensation committee’s responsibilities include:
•reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
•overseeing an evaluation of our senior executives;
•overseeing and administering our cash and equity incentive plans;
•reviewing and making recommendations to our board of directors with respect to director compensation;
•reviewing and making recommendations to our board of directors with respect to management succession planning at the request of our board of directors;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure;
•overseeing our human capital management strategy and practices, including talent acquisition and retention, diversity and pay equity practices;
•reviewing our equity ownership guidelines for directors and executives and overseeing compliance with such guidelines; and
•preparing the compensation committee report.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.
Under its charter, the compensation committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. In addition, under its charter, the compensation committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to our 2021 Inducement Equity Incentive Plan and our 2022 Equity Incentive Plan, or the 2022 Plan, to employees who are not directors or executive officers of our company. During 2022, the compensation committee did not delegate authority to such subcommittees or executive officers.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Michael Lynton, Jeffrey Chodakewitz, and Nancy A. Thornberry. Michael Lynton serves as chair of the nominating and corporate governance committee. Our nominating and corporate governance committee met two times during 2022. Our nominating and corporate governance committee’s responsibilities include:
•recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
•reviewing and making recommendations to our board of directors with respect to our board leadership structure;
•developing and recommending to our board of directors corporate governance principles;
•overseeing an annual evaluation of our board of directors; and
•reviewing and making recommendations to our board of directors with respect to our environmental, social and governance policies and practices, including with respect to corporate sustainability efforts and diversity, equity and inclusion, or DEI, issues.
We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.
Drug Discovery Committee
The members of our drug discovery committee are Jeffrey Chodakewitz, Rosana Kapeller-Libermann, and Nancy A. Thornberry. Jeffrey Chodakewitz serves as chair of the drug discovery committee. The drug discovery committee assists our board’s oversight of our drug discovery and research activities and assists us in evaluating related issues. Our drug discovery committee met four times during 2022. Our drug discovery committee’s responsibilities include:
•reviewing, evaluating, and advising our board of directors and management regarding our long-term strategic goals and objectives and the quality and direction of our research and development programs;
•monitoring and evaluating trends in research and development, and advising our board of directors and management on such trends;
•reviewing, evaluating, and advising our board of directors and management on significant drug discovery and development transactions;
•regularly reviewing our research and development pipeline;
•assisting our board of directors with its oversight responsibility for enterprise risk management in areas affecting our drug discovery research and development; and
•reviewing such other topics as delegated to the committee from time to time by our board of directors.

Compensation Committee Interlocks and Insider Participation
The directors who served as members of our compensation committee at any point during the year ended December 31, 2022 were Gary Sender, Gary Ginsberg, Rosana Kapeller-Libermann and Nancy A. Thornberry.  None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. None of the members of our compensation committee is, or has ever been, an officer or employee of our company.
Board of Director Meetings and Attendance
Our board of directors recognizes the importance of director attendance at board and committee meetings. The full board of directors met five times during 2022. During 2022, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings held by the board of directors (during the period that such person served as a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).
Director Attendance at Annual Meeting of Stockholders
Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders. Each then-serving member of the board of directors attended the 2022 annual meeting of stockholders.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on the “Corporate Governance” section of the “Investors & Media” section of our website, which is located at www.schrodinger.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines to assist the board of directors in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines provide that:
•the principal responsibility of our board of directors is to oversee our management;
•a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq rules;
•the independent directors meet in executive session at least twice a year;
•directors have full and free access to management and, as necessary, independent advisors;
•new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
•our nominating and corporate governance committee will oversee an annual self-evaluation of the board to determine whether it and its committees are functioning effectively.
A copy of the corporate governance guidelines is available on the “Corporate Governance” section of the “Investors & Media” section of our website, which is located at www.schrodinger.com.

Board Leadership Structure and Oversight of Risk
Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of chief executive officer and chairman of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We do not currently have a lead independent director because the chairman of our board of directors is independent within the meaning of the Nasdaq listing rules.
We currently separate the roles of chief executive officer and chairman of the board of directors. Our president and chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chairman of our board of directors presides over meetings of the board of directors, including executive sessions of the board of directors, and performs oversight responsibilities. Separating the duties of the chairman from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chairman to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, our chairman runs meetings of our independent directors, assists with developing the board’s meeting agendas facilitates communications between management and the board of directors and assists with other corporate governance matters. Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors believes that we have an appropriate leadership structure for us at this time which demonstrates our commitment to good corporate governance. Although the roles of chairman and chief executive officer are currently separate, our nominating and corporate governance committee and board of directors believe it is appropriate for our chief executive officer to serve as a member of our board of directors.
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2022. Our board of directors is actively involved in oversight of risks that could affect us. Our board of directors oversees our risk management processes directly and through its committees. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Our management is responsible for risk management on a day-to-day basis and our board of directors and its committees oversee the risk management activities of management. Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company.
Our audit committee oversees risk management activities related to financial controls and legal, cybersecurity, data privacy and compliance risks. Oversight by the audit committee includes direct communication with our external auditors. Our compensation committee oversees risk management activities relating to our compensation policies and practices and assesses whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. Our compensation committee also oversees risk management activities relating to management succession planning and our human capital management strategy and practices. Oversight by the compensation committee includes direct communication with our compensation consultants. Our nominating and corporate governance committee oversees risk management activities relating to board and committee composition and our corporate responsibility and sustainability efforts. Our drug discovery committee assists our board of directors in its oversight of our drug discovery and research activities, including having oversight responsibility for enterprise risk management in areas affecting our drug discovery research and development. In addition, members of our senior management team attend our board meetings quarterly and are available to address any questions or concerns raised by the board on risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.
Hedging, Pledging and Margin Accounts
Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our directors, named executive officers and other employees, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities based on the company’s securities; and purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of company securities.

In addition, our insider trading policy generally prohibits our directors, named executive officers and other employees from purchasing our securities on margin, borrowing against company securities held in a margin account, or pledging our securities as collateral for a loan.  However, an exception may be granted in extraordinary situations where a person wishes to pledge company securities as collateral for a loan (other than a margin loan) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.  Any exception must be approved by our chief financial officer or chief legal officer or, in the case of a director or executive officer, by our audit committee. Other than the 373,450 shares of our common stock pledged by Dr. Friesner as collateral for a loan, no director, named executive officer or other employees have pledged any shares of our common stock. Prior to approving the pledge by Dr. Friesner, our audit committee considered that (1) Dr. Friesner’s pledge of our shares was not designed to shift or hedge any economic risk associated with his ownership of our common stock, (2) the total number of shares of common stock pledged as collateral for the loan constituted less than 1.0% of our total outstanding shares as the time of the pledge, (3) the amount of the pledged shares was considerably lower than the average daily and weekly trading volume of our common stock, (4) the amount of the contemplated $2.0 million loan relative to the market value of the pledged shares of common stock and (5) Dr. Friesner’s representation that he has the financial capacity to repay the borrowed amount under the loan without resort to the pledged shares. Our audit committee also routinely reviews Dr. Friesner’s pledge of our shares to assess whether such pledge poses an undue risk to the company based on the above factors.
Our Commitment to Environmental, Social, and Governance Matters
We are committed to embedding a long-term, formal Environmental, Social and Governance, or ESG, strategy within our business, a commitment we refer to as Corporate Sustainability. We believe that a commitment to Corporate Sustainability is integral to our mission to improving human health and quality of life. This commitment requires us to be responsive to ESG-related matters that impact both us and our stakeholders, including the communities in which we operate. We expect to continue to focus on the ESG issues that we have identified as most important to our company, our business and our stakeholders, including, among other things, risk mitigation, impact creation and measurement, and increasing corporate transparency.
More information about our ESG initiatives can be found in Part I, Item 1. Business — Human Capital of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023, and in our Corporate Sustainability Report, available on the “Corporate Sustainability” section of our website, which is located at www.schrodinger.com.

Board Diversity Matrix
In accordance with Nasdaq’s Board Diversity Rule, we have elected to include our board diversity matrix in this proxy statement as set forth below:

Board Diversity Matrix (as of April 27, 2023)
Board Size:
Total Number of Directors	9
Gender:	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	7	—	—
Number of Directors who Identify in any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
As part of any director nominee search, our nominating and corporate governance committee is committed to seeking out highly qualified director candidates who represent a diverse array of personal and professional characteristics, backgrounds, experiences and skills including gender, racial or ethnic identity, international experience and/or expertise in a particular discipline or field.
Communication with Our Directors
Any interested party with concerns about our company may report such concerns to the board of directors, or the chairman of our board of directors, or otherwise the chair of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:
Schrödinger, Inc.
1540 Broadway, 24th Floor
New York, NY 10036
Attention: Board of Directors
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith using reasonable judgment and discretion.
Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, or auditing matters. Concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters may be submitted to our chief legal officer or our chief financial officer at 1540 Broadway, 24th Floor, New York, New York 10036 or via the toll-free telephone number +1 844 440-0049.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
Introduction
Our compensation committee is responsible for reviewing and overseeing our executive compensation policies and programs. Our compensation committee reviews and determines the compensation of our executive officers and makes recommendations to the board of directors with respect to the compensation of our chief executive officer. This section discusses the principles underlying our compensation committee’s policies and decisions with respect to the compensation of our named executive officers. Our named executive officers for the fiscal year ended December 31, 2022 were:
•Ramy Farid, our president and chief executive officer;
•Geoffrey Porges, our executive vice president, chief financial officer;1
•Jenny Herman, our senior vice president, finance and corporate controller;2
•Joel Lebowitz, our former chief financial officer;3
•Karen Akinsanya, our president of R&D, therapeutics;
•Robert Abel, our executive vice president, chief computational scientist and head of modeling R&D; and
•Yvonne Tran, our executive vice president, chief legal officer.
Executive Summary
Schrödinger’s Business
We are transforming the way therapeutics and materials are discovered. Our differentiated, physics-based computational platform enables discovery of high-quality, novel molecules for drug development and materials applications more rapidly and at lower cost compared to traditional methods. Our software platform is licensed by biopharmaceutical and industrial companies, academic institutions, and government laboratories around the world. We are applying our computational platform to discover and advance a broad pipeline of development programs in collaboration with leading biopharmaceutical companies. In addition, we use our platform to advance a pipeline of partnered and wholly-owned drug discovery programs, which we refer to collectively as our proprietary drug discovery programs.
2022 Highlights and 2023 Strategic Actions and Focus
We had strong results in 2022 and look forward to carrying that momentum through 2023. Our key successes since January 2022 include:
•Generated 2022 total revenue of $181.0 million, up 31 percent over 2021
•Generated 2022 software revenue of $135.6 million, up 20 percent over 2021
1 On August 16, 2022, the Board appointed Dr. Porges as executive vice president and chief financial officer, effective upon the commencement of his employment with the Company on August 18, 2022.
2 On December 18, 2021, the Board appointed Ms. Herman as the interim principal financial officer, effective as of March 1, 2022. She served as interim principal financial officer until Dr. Porges was appointed on August 18, 2022.
3 Mr. Lebowitz retired as our chief financial officer, effective as of February 28, 2022. After his retirement, Mr. Lebowitz continued to assist us under the terms of a consulting agreement. For a description of the consulting agreement with Joel Lebowitz, see “—Employment Agreements and Other Arrangements” below.

•Increased our software customer base and ended 2022 with 1,748 active customers, up 6 percent over 20214
•Drove increased adoption of our software by our largest customers, as evidenced by the $46.5 million annual contract value, or ACV, of our top 10 customers, up 36 percent over 20215
•Generated 2022 drug discovery revenue of $45.4 million, up 84 percent over 2021
•Advanced multiple programs into preclinical and clinical development, and currently have a total of nine collaborative programs in the clinic

•Ended the year with 15 ongoing collaborative and partnered programs eligible for royalties

•Initiated a Phase 1 clinical trial of SGR-1505, our MALT1 inhibitor, in patients with relapsed or refractory B-cell lymphomas
•Continued advancing SGR-2921, our CDC7 inhibitor, through investigational new drug, or IND, enabling studies, and presented new preclinical data on SGR-2921 at the American Society of Hematology 2022 Annual Meeting
•Selected SGR-3515 as our development candidate for our WEE1 inhibitor program and initiated IND-enabling studies
•Acquired and integrated XTAL BioStructures, Inc., enabling us to pursue scientific advancements in the field of structural biology and enhance our ability to produce high quality target structures for drug discovery

•Received a total of $147.1 million in cash distributions from Nimbus Therapeutics, LLC, or Nimbus, in connection with Takeda Pharmaceuticals Company Limited’s acquisition of Nimbus Lakshmi, Inc., a wholly-owned subsidiary of Nimbus, and its tyrosine kinase 2 (TYK2) inhibitor, on account of our equity stake in Nimbus

•Structure Therapeutics, Inc., our collaborator in which we hold an equity stake, completed an initial public offering for gross proceeds of $185.3 million
•Published 22 peer-reviewed papers across life sciences and materials science in 2022 and co-authored a manuscript describing how our predictive computational methods accelerated Nimbus’s discovery of potent, selective TYK2 inhibitors, underscoring our continued scientific advances
•Expanded our presence in India and South Korea to strengthen global expansion efforts, enhance competitive positioning and support both life science and materials sciences customers in the region
•Published our inaugural Corporate Sustainability Report and continued our investment and focus on ESG matters
Stockholder Engagement and Say-on-Pay Vote Support

Our compensation committee strives to ensure that our executive compensation program aligns with the interest of our stockholders and adheres to our pay-for-performance philosophy. In May and June 2022 ahead of our 2022 annual meeting of stockholders, we solicited feedback from institutional investors then-representing approximately 49% of our outstanding shares of common stock on a variety of executive compensation, corporate governance and other issues that
4 We define an active customer as a customer that had an ACV of at least $1,000 in the fiscal year.
5 We track the ACV for each of our customers. With respect to contracts that have a duration of one year or less, or contracts of more than one year in duration that are billed annually, we define ACV as the contract value billed during the applicable period. For contracts with a duration of more than one year that are billed upfront, ACV in each period represents the total billed contract value divided by the term.

may impact our business, and we ultimately spoke with six institutional investors then-representing approximately 29% of our outstanding shares of common stock. Our executive compensation program received very strong stockholder support at our 2022 annual meeting of stockholders, including the support of over 92% of votes cast on the non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. While this vote is a non-binding advisory vote, our compensation committee and board of directors take the voting results into account in determining the compensation of our named executive officers. Between October 2022 and January 2023, we reached out to institutional investors then-representing approximately 59% of our outstanding shares of common stock to understand any concerns about our executive compensation program, and we ultimately spoke with three institutional investors then-representing approximately 15% of our outstanding shares of common stock. Participants in these discussions included our chief legal officer, our chief human resources officer, our senior vice president, finance and corporate controller, our head of corporate sustainability, our senior vice president, investor relations and corporate communications, and members of our internal legal team.
Over the course of several months, senior management, our compensation committee and Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon, our compensation committee’s independent consultant, analyzed and discussed what was learned during our stockholder outreach process. In general, we learned that, while we received strong support for our executive compensation program at the 2022 annual meeting of stockholders, certain institutional investors noted they would prefer to see some compensation-related issues addressed in the near future. Compensation-related issues raised during our stockholder outreach process primarily related to (i) the large increase in executive compensation, in particular to our chief executive officer, from 2020 to 2021 and (ii) investor preference for the use of performance-based equity awards. Below are selected highlights from this process:

What We Heard	What We’ve Done
Stock options with time-based vesting conditions are not sufficiently performance-driven, as stock prices may be influenced by trends within a company’s given industry	In 2022, we worked with our compensation consultant and our compensation committee to restructure our executive compensation program to include performance-based equity awards in order to better adhere to our pay-for-performance philosophy.

In August 2022, in connection with the commencement of his employment, our chief financial officer was granted a combination of performance-based restricted stock unit awards, or PRSUs, and option awards.

In February 2023, our chief executive officer, our chief financial officer and our president, R&D therapeutics, who are our three most highly compensated named executive officers, were each granted a combination of PRSUs and option awards for his or her performance during 2022. Furthermore, in the case of our chief executive officer, a portion of such option awards had an exercise price equal to 110% of the closing price of our common stock on the date of grant, which we refer to as the premium-priced options.
The amount of compensation for our named executive officers, in particular, our chief executive officer, was large in 2021	Equity grants to our named executive officers, in particular to our chief executive officer, in 2021, 2022 and 2023 were reflective of market and peer practices.

In January 2023, our compensation committee approved a smaller increase to annual base salaries for our named executive officers, in particular our chief executive officer, from 2022 to 2023, as compared to the increases from 2020 to 2021 and from 2021 to 2022.

Election of Directors Vote Support
Our nominating and corporate governance committee is committed to identifying and nominating directors to serve on our board of directors who, among other things, have demonstrated business acumen, have a commitment to understanding our industry and company and to regularly attending and participating in meetings of the board of directors and its committees, and who adhere to high ethical standards. Our nominating and corporate governance committee is also committed to regularly considering governance and related matters raised by our stockholders during our engagements to determine what further actions, if any, should be taken in the best interest of our company and its stockholders.
At our 2022 annual meeting of stockholders, we received relatively low support for the election of our Class II directors. Approximately 76% of votes cast supported the election of each of Jeffrey Chodakewitz and Nancy A. Thornberry, and approximately 70% of votes cast supported the election of Michael Lynton.
In May and June 2022 ahead of our 2022 annual meeting of stockholders, and between October 2022 and January 2023, we solicited feedback from institutional investors as discussed above under “ —Stockholder Engagement and Say-on-Pay Vote Support. The governance and related topics discussed with such institutional investors included board composition and structure, executive compensation, and our corporate sustainability and ESG strategy.
Over the course of several months, senior management and our nominating and corporate governance committee analyzed and discussed what was learned in this stockholder outreach process. In general, we learned that the relatively low level of support for our election of directors proposal last year was primarily related to the number of other public company boards on which our directors served. Below are selected highlights from this process:

What We Heard	What We’ve Done
Ahead of the 2022 annual meeting of stockholders, Class II director and chairman of the board of directors, Michael Lynton was overboarded, according to certain stockholder governance and voting policies.	We met with Mr. Lynton to discuss his board commitments, and Mr. Lynton committed to reducing, within one year of the 2022 annual meeting of stockholders, the number of other public company boards of directors on which he serves to no more than three. In March 2023, Mr. Lynton informed The Boston Beer Company, Inc. of his intention not to stand for reelection at their 2023 annual meeting of stockholders, and following such meeting, Mr. Lynton will serve on three other public company boards, in addition to serving on our board of directors.
Preference for removing the classified structure of our board of directors.	We periodically discuss our classified board structure with our nominating and corporate governance committee and our board of directors to determine whether or when we should no longer have a classified board of directors.

From these discussions, we have determined that maintaining a classified board structure is reflective of peer and industry practice for newly public companies in order to maintain stability of the board during the first few years following the initial public offering.

We will continue to discuss this topic with our nominating and corporate governance committee and our board of directors to determine whether or when a change would be in the best interest of our company and our stockholders.
Requests for updates on our Corporate Sustainability and ESG efforts.	We have discussed with stockholders the status of our double materiality assessment, pursuant to which we worked to determine the ESG-related topics most important to our company and our stakeholders, and which serves as the basis for our data-driven Corporate Sustainability strategy.

We have provided updates to stockholders regarding our board and committee oversight of ESG matters, including the formal delegation of authority from our board to our nominating and corporate governance committee of oversight of our ESG efforts.

We published our inaugural Corporate Sustainability report in April 2023.

We intend to continue our stockholder outreach following the filing of this proxy statement with the SEC, to seek support for our annual meeting proposals and to solicit additional feedback regarding governance, compensation and other matters of importance to our stockholders. We view this outreach effort as a valuable opportunity to discuss measures that are important to our stockholders. We also intend to continue our stockholder engagement efforts following the Annual Meeting regardless of the vote results on the proposals included herein.

2022 Pay Outcomes and Decisions
The following summarizes the key decisions made with respect to compensation for our named executive officers during the 2022 fiscal year.
•Our compensation committee made adjustments to base salaries based on competitiveness to the external market and individual scope of responsibility and performance.
•Based on our strong performance achievement as described under “2022 Highlights and 2023 Strategic Actions and Focus” above, short-term annual performance-based cash incentives were paid out at 96% of target.
•To ensure alignment of the interests of our named executive officers with those of our stockholders, annual equity awards were made in the form of stock options, with vesting based on continued service, the value of which depends on the performance of our common stock price and which the compensation committee considers performance-related, particularly for a newly public company. The equity award made to our chief financial officer in connection with the commencement of his employment included PRSUs.
Compensation Objectives and Philosophy
To foster the future success of the company, our compensation committee rewards our executive officers in a manner that reinforces our pay-for-performance philosophy. Our compensation committee has designed our compensation program to align executive interests with our strategic objectives for growth and with the interests of our stockholders and to attract, retain and motivate employees whose performance is expected to drive long-term stockholder value. Our compensation committee is committed to ensuring that a substantial portion of our executive compensation is “at risk” and “variable”.

Other Named Executive Officers 2022 Target Compensation Mix
9.2%
Performance-based
Cash Incentive
23.2%
Base Salary
67.6%
Time-based Options*

(*) In addition to time-based options, we granted PRSUs to Dr. Porges, our chief financial officer, in connection with the commencement of his employment in 2022. As of the grant date, the performance conditions for the PRSUs granted to Dr. Porges were considered not probable of occurring and, as a result, the aggregate fair value of those PRSUs, for purposes of this graphic, is $0.

Overview of Our Compensation Programs
The key elements of our executive compensation programs include the following:

Compensation Element	Purpose	Features	Risk Level
Base salary	To attract and retain highly skilled executives	Fixed component of pay to provide financial stability, based on responsibilities, experience, expertise and individual contributions	Not at risk
Annual performance-based cash incentive	To promote and reward the achievement of our key short-term strategic and corporate performance goals; to motivate and attract executives	Variable, performance-based compensation linked to achievement of annual quantitative and qualitative company performance goals	At risk, short-term incentive
Long-term equity incentive awards	To focus executives on long-term performance and further align their interests to that of our stockholders; to promote retention; to reward outstanding company and individual performance	Stock options subject to multi-year vesting based on continued service, the value of which depends on the performance of our common stock price, in order to directly align executive interests with those of our stockholders over the longer-term

		In 2023, we introduced PRSUs for our chief executive officer, chief financial officer and president, R&D therapeutics, premium-priced stock options for our chief executive officer, and restricted stock units subject to multi-year vesting based on continued service for all of our other executives.	At risk, long-term incentive
We consider increases in base salary based upon an assessment of each executive’s performance, skill, knowledge and scope of responsibilities, and an assessment of competitive market data based on our peer group that is approved by the compensation committee.
Focusing on pay-for-performance, our 2022 performance-based cash incentive program was designed to reward achievements for 2022 as measured against pre-established quantitative and qualitative company performance goals.
We typically make equity grants to each of our executive officers upon commencement of employment and annually in conjunction with our review of their individual performance and competitive market data based on our approved peer group. We have historically provided a significant portion of our executive compensation in the form of stock options, including in 2022. In 2022, we also granted PRSUs in connection with the commencement of employment of our chief financial officer. Starting in 2023, we also provide a significant portion of our annual executive compensation in the form of restricted stock units, or RSUs, and PRSUs.

We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, and help align the interests of our executives and our stockholders. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package as it directly ties our executives’ success to that of our stockholders and, because we grant a portion of the equity compensation in the form of stock options, including a premium-priced option granted to our chief executive officer in 2023, such awards result in a potential payout only if there is an appreciation of our stock price following the date of grant.
The mix of compensation components is designed to reward annual performance against corporate goals and drive long-term company performance and create stockholder value. The compensation committee generally established overall target compensation for our executive officers near the 50th percentile of compensation paid to similarly situated executives of companies in our peer group. Competitive market positioning is only one of a multitude of factors that our compensation committee considers in making compensation decisions. As described below under “Role of Our Compensation Committee and Management in Setting Executive Compensation,” other factors considered by our compensation committee include individual performance, potential, criticality to the business, and internal equity.
In addition to our direct compensation elements, the following features of our compensation program are designed to align the interests of our executives with those of our stockholders and to follow market best practices:

What We Do		What We Don’t Do
☑	Use market data from an industry-specific peer group to set competitive compensation levels	☒	Allow hedging of equity
☑	Deliver executive compensation primarily through performance-based pay	☒	Permit re-pricing of stock options without stockholder approval
☑	Set challenging short-term incentive corporate goals	☒	Provide supplemental executive retirement plans
☑	Offer market-competitive benefits for executives that are consistent with those offered to the rest of our employees	☒	Provide tax gross-up payments for any change-of-control payments
☑	Cap payouts at 150% of target for our PRSUs	☒	Provide perquisites
☑	Maintain stock ownership guidelines applicable to our senior executive officers and non-employee directors	☒	Guarantee annual salary increases or annual equity grants
☑	Hold annual stockholder advisory say-on-pay votes	☒	Include an evergreen provision in our 2022 Equity Incentive Plan
☑	Double-trigger arrangements upon a change of control
☑	Undertake active stockholder engagement efforts
☑	Consult with an independent compensation consultant on compensation levels and practices
Chief Executive Officer Compensation
We believe the target compensation mix provided to our chief executive officer in 2022 focused on our long-term success and was aligned with the long-term interests of our stockholders, in accordance with our compensation philosophy.
The graphic below illustrates the target mix of compensation elements among base salary, annual performance-based cash incentive award, and long-term equity incentive awards that vest over multiple years for our chief executive officer in 2022. Approximately 83.3% of the target compensation mix was at-risk. Approximately 73.7% of the target compensation mix consisted of long-term incentive compensation in the form of stock options that vest over multiple years.

Reflecting the strong alignment between pay and performance over the last year, our chief executive officer’s total realizable pay in the year ended December 31, 2022, represented by his actual salary and annual incentive earned, is approximately 26.3% of the total compensation disclosed in the Summary Compensation Table below on page 44. Approximately 73.7% of Dr. Farid’s 2022 total compensation as reported in the Summary Compensation Table on page 44 of this proxy statement relates to stock options granted in 2022 which vest over a four-year period. For more information on total compensation of Dr. Farid as calculated under SEC rules, see the Summary Compensation Table on page 44. This discussion of realizable pay is not a substitute for the total compensation of Dr. Farid as reported in the Summary Compensation Table.
Role of Our Compensation Committee and Management in Setting Executive Compensation
Our compensation committee reviews and oversees our executive compensation policies and programs. Our compensation committee reviews and determines the compensation of our executive officers, including the named executive officers, and makes recommendations to the board of directors with respect to the compensation of our chief executive officer. In connection with this process, the compensation committee evaluates the total mix of compensation vehicles to align each with our business goals and strategy. Our compensation committee believes that executive pay decisions require consideration of a multitude of relevant factors that may vary from year to year. In making executive compensation decisions, our compensation committee generally takes into consideration the factors listed below:
•corporate performance, business needs and business impact;
•each named executive officer’s individual performance, experience, job function, change in position or responsibilities, and expected future roles, responsibilities and contributions to our company;
•internal pay equity among named executive officers and positions;
•the need to attract new talent to our executive team and retain existing talent in a highly competitive industry and geographic region;
•a range of market data reference points as described below under “Defining and Comparing Compensation to Market Benchmarks”;
•the total compensation cost and stockholder dilution from executive compensation actions;
•trends and compensation paid to similarly situated officers within our market;
•recommendations of the outside, independent compensation consultant;

•a review of a named executive officer’s total targeted and historical compensation and equity ownership;
•our chief executive officer’s recommendations (with respect to executive officers other than himself), based on his direct knowledge of the performance by our named executive officers; and
•evolving best practices in compensation and governance.
The evaluation of our executive officers is based in part on our overall corporate performance against annual corporate performance goals, which are related to financial and operational measures and objectives. The annual corporate performance goals are proposed by our executive team, discussed with the board of directors and approved by the compensation committee early each year, as discussed in more detail below. These annual corporate performance goals are designed to tie to the company’s overall corporate objectives. After the end of each year, our compensation committee determines overall corporate performance against these predetermined corporate performance goals.
As a part of determining our executive officers’ compensation, our compensation committee receives recommendations from our chief executive officer (except with respect to his own performance and compensation). In making his recommendations for executive officers other than himself, the chief executive officer receives input from our human resources department and has access to various third-party compensation surveys and compensation data provided by the independent compensation consultant to the compensation committee, as described below. While the chief executive officer discusses his recommendations for the other executive officers with the compensation committee, he does not participate in the deliberations concerning his own compensation.
Our chief executive officer’s annual base salary and his annual performance-based cash incentive award is approved by our board of directors, based upon the recommendation of our compensation committee. Either our compensation committee or our board of directors approves annual equity awards to our executive officers, including our chief executive officer.
Annual base salaries, annual performance-based cash incentive awards for prior year performance and annual equity awards are generally determined in the first quarter of each year.
Our compensation committee may also review the compensation of our executive officers throughout the course of the year, including in connection with promotions or other special circumstances that our compensation committee determines to be appropriate.
Role of the Independent Compensation Consultant
Since 2018, our compensation committee has retained Aon as its independent compensation consultant, to provide comparative data on executive compensation and director compensation practices in our industry and to advise on our executive compensation program generally. The compensation committee annually evaluates its engagement of compensation consultants, and selected Aon to advise with respect to compensation matters based on Aon’s industry experience and reputation, which our compensation committee concluded gave Aon useful context and knowledge to advise it.
During 2022, our compensation committee directly retained Aon to advise the compensation committee on our compensation program for executive officers and directors. As part of its services, Aon provided the compensation committee with publicly available compensation data from a peer group of similarly situated publicly traded companies. Aon provided guidance to the compensation committee with respect to the amount and form of executive and director compensation, design of the global long-term incentive program and an overview of the latest trends in executive compensation. Following our stockholder engagement, which took place in May and June 2022 and between October 2022 and January 2023, Aon discussed with our compensation committee and our senior management the results of our stockholder outreach process and made recommendations as to actions that could be taken in response to the concerns raised. Although our compensation committee considers the advice and guidance of Aon as to our executive compensation program and our director compensation program, our compensation committee ultimately makes its own determinations about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

Aon was retained exclusively by the compensation committee and has not been retained by management to perform any work for the company other than projects performed at the direction of the compensation committee.
The compensation committee reviewed information regarding the independence and potential conflicts of interest of Aon, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the compensation committee concluded that the engagement of Aon did not raise any conflict of interest.
Defining and Comparing Compensation to Market Benchmarks
The compensation committee uses competitive compensation data from an annual total compensation study of peer companies, compiled by Aon, to help inform its decisions about overall compensation opportunities and specific compensation elements.
In evaluating the total compensation of our named executive officers, our compensation committee, using information provided by Aon, establishes a peer group of publicly traded companies in the life sciences and software industries.
For purposes of executive and director compensation decisions for 2022, in August 2021, our compensation committee, with the advice of Aon, selected our peer group for 2022, or our 2022 peer group, seeking to have an equal balance of smaller and larger companies by market capitalization and size. The selection criteria for inclusion in the 2022 peer group included:
•A majority of biotechnology companies (including biopharmaceuticals, medical devices and diagnostics companies), supplemented by software technology peers, that had:
•Annual revenues of $50 million to $500 million (to exclude mature, commercial companies);
•A market capitalization of approximately one-third to three times our market capitalization at the time of review;
•Headcount of one-third to three times our projected headcount for the end of 2021, which resulted in a range of approximately 200 to 2,000 employees in size; and
•An initial public offering within the last five years.
In addition, in establishing the peer group for the following compensation cycle, the compensation committee reviews the current peer group with a view to preserve continuity in peer group from year to year, despite the inherent volatility in market capitalization and size of companies in our industries, and to address acquisition activity. For the purposes of determining the 2023 peer group, which the compensation committee used to inform, in part, executive and director compensation levels for 2023, the selection criteria were substantially the same as the criteria for the 2022 peer group, however the market capitalization range was adjusted downward to reflect our lower market capitalization at the time of review in August 2022.

With reference to these metrics, the compensation committee established the following peer groups for 2022 and 2023 as set forth in the following table:

Peer Group Company	2022 Peer Group	2023 Peer Group
Life Sciences Peers
Acceleron Pharma Inc.*	X
Adaptive Biotechnologies Corp.	X	X
Agios Pharmaceuticals, Inc.	X	X
Allogene Therapeutics, Inc.	X	X
bluebird bio, Inc.*	X
Blueprint Medicines Corp.	X	X
BridgeBio Pharma, Inc.	X	X
CRISPR Therapeutics AG	X	X
Deciphera Pharmaceuticals, Inc.	X	X
Denali Therapeutics Inc.	X	X
Fate Therapeutics, Inc.		X*
Ginkgo Bioworks Holdings, Inc.	X	X
Halozyme Therapeutics, Inc.	X	X
Inspire Medical Systems, Inc.		X*
Reata Pharmaceuticals Inc.	X	X
Recursion Pharmaceuticals, Inc.	X	X
Twist Bioscience Corp.	X	X
Software Peers
Certara, Inc.	X	X
Yext, Inc.	X	X
Varonis Systems Inc.	X	X
Zuora Inc.	X	X
* Acceleron Pharma Inc. was removed from the 2023 peer group because it was acquired by Merck & Co., Inc. in November 2021, and bluebird bio, Inc. was removed from the 2023 peer group because its market capitalization and revenue range fell below the selection range at the time the 2023 peer group was approved. All additions to the 2023 peer group were to maintain a balance of selection criteria while maintaining a robust sample size of companies.
This market data was used as a reference point, in addition to other factors, in setting our named executive officer’s compensation in 2022. Since we operate in a technically advanced environment, the competition for experienced and talented executives is high. Our compensation committee’s general aim is for compensation to remain competitive with the market. In 2022, our compensation committee generally targeted total compensation for our executive officers at approximately the 50th percentile of the market data.
Competitive market positioning is only one of a multitude of factors, as described above under “Role of Our Compensation Committee and Management in Setting Executive Compensation,” that our compensation committee considers in making compensation decisions, including individual performance and potential, criticality to the business, and internal equity.
Base Salary
We provide base salaries to our named executive officers to compensate them with a fair and competitive base level of compensation for services rendered during the year. None of our named executive officers is party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. On an annual basis, our compensation committee determines (or recommends, in the case of the chief executive officer) the base salary for each executive officer, including our named executive officers, based on the executive officer’s performance, skills, knowledge and the responsibilities required of our executive officers. In addition, our compensation committee reviews and considers the level of base salary paid by companies in our peer group for similar positions. Any changes in base salary made as part of the annual review process are typically effective at the beginning of the fiscal year.
Our compensation committee's annual assessment of our named executive officers’ base salaries takes into consideration our objective to retain highly qualified executives, to motivate them to achieve our business goals, and to reward them for the achievement of short- and long-term performance.
At the beginning of 2022, our compensation committee reviewed the compensation of our chief executive officer and each of our other named executive officers. With respect to Dr. Farid, our compensation committee recommended, and our board of directors approved, an increase in his annual base salary from $620,000 to $651,000 for 2022. This determination was based on his critical role at our company and overall company performance.
The compensation committee also approved merit increases in base salary for each of our other named executive officers serving at that time, based on overall company performance (with the input of our chief executive officer), expected roles and responsibilities for 2022, the market conditions and a comparison of their base salaries to the market median base salaries of similarly situated executive officers in our 2022 peer group.
The table below sets forth the adjustments to the base salary for 2022, in dollars and as a percentage, for each of our named executive officers.

Name	2021 Base Salary	2022 Base Salary		Increase(%)
Ramy Farid	$620,000	$651,000		5.0%
Geoffrey Porges	N/A	$580,000		N/A
Jenny Herman	$317,500	$384,167	(1)	21.0%
Joel Lebowitz	$410,000	$430,000		4.9%
Karen Akinsanya	$460,000	$520,000	(2)	13.0%
Robert Abel	$356,000	$374,000		5.1%
Yvonne Tran	$453,000	$475,000		4.9%
(1)During the periods from January 1, 2022 through February 28, 2022 and from September 16, 2022 through December 31, 2022, Ms. Herman’s annualized base salary was $330,000. During the period from March 1, 2022 through September 15, 2022, Ms. Herman’s annualized base salary was $430,000. The increase in Ms. Herman’s base salary during this period was in part due to her additional responsibilities when she served as our interim principal financial officer from March 1, 2022 through August 18, 2022. The amount in the table above reflects the salary earned by Ms. Herman in 2022.
(2)On January 6, 2022, our compensation committee approved an increase in Dr. Akinsanya’s base salary to $483,000. On February 16, 2022, Dr. Akinsanya was appointed as President of R&D, Therapeutics. In connection with such appointment, our compensation committee approved an increase in her base salary from $483,000 to $520,000, effective as of February 16, 2022.

Annual Performance-based Cash Incentive. In August 2019, our board of directors adopted our Senior Executive Incentive Compensation Plan. The Senior Executive Incentive Compensation Plan provides for cash incentive payments to be made to certain eligible executive officers, including our named executive officers, based upon the attainment of performance targets established by our compensation committee, which are related to financial and operational measures or objectives with respect to our company. Each executive officer who is selected to participate in the plan has an annual targeted bonus opportunity based on a percentage of salary, but payments under this plan may be higher or lower than the executive’s target bonus opportunity, depending upon our performance. This plan is designed to motivate our executive officers to achieve annual goals based on financial and operating performance objectives.
Our compensation committee administers the Senior Executive Cash Incentive Plan, selects the eligible executive officers, and selects the corporate performance goals.
Cash awards paid under the Senior Executive Incentive Compensation Plan are based upon formulas that tie such cash awards to performance targets under the corporate performance goals. The formulas are adopted annually by the compensation committee and communicated to each executive officer at the beginning of each year. The level of achievement of the corporate performance goals will be determined by the compensation committee. If the corporate performance goals are met, payments are made as soon as practicable following the determination by the compensation committee (or the board of directors, upon the recommendation of the compensation committee, in the case of the chief executive officer) of the cash award payable to each executive officer. Subject to the compensation committee’s discretion to pay a pro-rated cash award under limited circumstances, each executive officer must be employed by us on the date the cash award is payable in order to be eligible to receive the cash payment. Our board of directors or the compensation committee may amend or terminate the Senior Executive Incentive Compensation Plan at any time for any reason.
The table below summarizes the predetermined 2022 corporate performance goals, the relative weighting for each corporate performance goal and level of performance achievement for each goal as approved by the compensation committee.
Certain of these corporate performance goals include highly sensitive and competitive data, including preclinical, clinical, regulatory, technical, operational and financial targets. We do not disclose the specific portions of these goals because we believe that such disclosure would result in competitive harm to us. Revealing certain elements of these goals could potentially reveal insights about our preclinical, clinical, regulatory, financial and strategic plans or objectives that our competitors or potential collaborators could use against us.
Based on the assessments and calculations described below, our compensation committee determined that the 2022 corporate performance goals were achieved at an overall level of 96% of target.

2022 Corporate Goals Achievement	Relative Weighting	Percentage Performance Achievement	Weighted Performance
Achieve financial goals
•Achieve software sales booking target	10%	93.2%	9.3%
•Achieve drug discovery revenue target of $45 million	10%	100%	10%
•Remain within board-approved 2022 annual operating plan budget	10%	110%	11%
Advance science and technology underlying computational platform
•Increase the number and types of discovery targets our platform can prosecute	10%	100%	10%
•Improve the effectiveness and efficiency with which our platform can prosecute targets	10%	100%	10%
•Expand the applicability of our platform to high-value adjacent areas	10%	100%	10%
Advance collaborative and wholly-owned programs
•Initiate Phase 1 clinical trial on MALT1 program	7.5%	100%	7.5%
•Complete GLP-toxicology studies and submit pre-IND meeting request for CDC7 program	7.5%	100%	7.5%
•Achieve validated hit series on additional new wholly-owned programs	7.5%	100%	7.5%
•Enter into new materials discovery collaborations	7.5%	70%	5.3%
Achieve communication and leadership goals
•Execute corporate affairs, investor relations and marketing plans to raise awareness of Schrödinger to software customers, investors, media, potential partners and potential employees; execute on ESG/DEI strategy	5%	100%	5%
•Hire additional key, strategic personnel	5%	50%	2.5%
Approved 2022 Corporate Performance Goal Achievement Level	100%		96%
In order to arrive at the overall level of 2022 corporate performance goal achievement, our compensation committee determined the percentage of performance achievement for each goal and then multiplied that percentage of achievement by such goal’s relative weighting to arrive at the weighted performance for each goal. Our compensation committee then added the weighted performance percentages together to determine our overall 2022 corporate performance goal achievement level of 96% of target.
In determining the overall level of achievement, our compensation committee made the following assessments:
•Achieve financial goals – Assessment of 30.3%, out of a targeted weighting of 30%, was based largely on achievement slightly below target of bookings for our software business, achievement at target of revenue for our drug discovery business, and achievement above target with respect to operating within our board-approved 2022 annual operating plan budget.
•Advance science and technology underlying computational platform – Assessment of 30%, out of a targeted weighting of 30%, was based on achievement at target with respect to our ability to increase the number and types of discovery targets our platform can prosecute, improve the effectiveness and efficiency with which our platform can prosecute targets, and expand the applicability of our platform to high-value adjacent areas. In particular, we made progress in advancing our absolute protein-ligand binding free energy perturbation technology, which could improve the hit rates in virtual screening. Additionally, we improved our technologies for computationally enabling structure-based drug design for targets with limited structural biology support, including integrating de novo protein and structure prediction methods. Furthermore, we also successfully integrated in-house structural biology capabilities to enable challenging targets for which methods such as de novo structure prediction may not be feasible.
•Advance collaborative and wholly-owned programs – Assessment of 27.8%, out of a targeted weighting of 30% was based largely on performance at target with respect to our ability to meet specified milestones for our wholly-owned programs, which was partially offset by performance below target with respect to establishing new materials science collaborations.
•Achieve communication and leadership goals – Assessment of 7.5%, out of a targeted weighting of 10%, was based on performance at target with respect to executing on corporate affairs, investor relations, marketing plans and our ESG/DEI strategy and performance under target with respect to hiring key, additional strategic personnel. In particular, we made significant progress on our inaugural Corporate Sustainability Report, which we recently published.
The table below shows each named executive officer’s target cash incentive award under the Senior Executive Incentive Compensation Plan as a percentage of the named executive officer’s annual base salary in 2022, the cash target incentive award opportunity in dollars for 2022 and the actual cash incentive awards paid to our named executive officers for 2022 performance, which were paid in January 2023, as well as the actual 2022 cash incentive award payment as a percentage of the 2022 target cash incentive award opportunity.

Name	2022 Target Incentive Award (% of 2022 Base Salary)	2022 Target Incentive Award Opportunity ($)	2022 Actual Incentive Award ($)(1)	2022 Actual Incentive Award (% of 2022 Target Incentive Award Opportunity)
Ramy Farid	60%	$390,600	$374,976	96%
Geoffrey Porges(2)	50%	$108,055	$102,970	96%
Jenny Herman(3)	40%	$132,000	$126,720	96%
Joel Lebowitz(4)	N/A	N/A	N/A	N/A
Karen Akinsanya	50%	$260,000	$249,600	96%
Robert Abel	40%	$149,600	$143,616	96%
Yvonne Tran	40%	$190,000	$182,400	96%
(1)Under the Senior Executive Incentive Compensation Plan, the actual cash incentive awards were determined for 2022 by multiplying the target incentive award opportunity for each named executive officer by 96%, which is the overall achievement level of the corporate performance goals as determined by our compensation committee.
(2)Dr. Porges’ cash incentive award payment was prorated for the period he served in 2022.
(3)Following Mr. Lebowitz’s retirement, Ms. Herman served as our interim principal financial officer, effective as of March 1, 2022, until Dr. Porges was appointed as our chief financial officer, effective as of August 18, 2022.
(4)Mr. Lebowitz retired effective as of February 28, 2022.

In March 2023, the compensation committee determined the performance goals that will be used to assess corporate performance in 2023. Cash incentive awards under the 2023 annual incentive program will be determined in substantially the same manner as under the 2022 annual incentive program.
Equity Incentives
Although we do not have a formal policy with respect to the grant of equity incentive awards to our named executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, help to align the interests of our named executive officers and our stockholders and provide competitive levels of executive compensation. We believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period. We also believe that equity awards with performance-based vesting conditions further align executive interests with those of our stockholders. The market for qualified and talented executives in the industry in which we operate is highly competitive, and we compete for talent with many companies that have greater resources than we do. As such, we believe equity compensation is a crucial component of any competitive executive compensation package we offer.
Our compensation committee or our board of directors typically makes equity grants to our named executive officers upon commencement of employment and annually at the beginning of the year in conjunction with our review of their individual performance and competitive market data based on our approved peer group. The size of equity awards varies among our executive officers based on their positions, competitive market data, and annual performance assessments. None of our executive officers is party to an employment agreement that provides for the automatic grant of equity awards.
The options that we grant to our named executive officers typically vest and become exercisable as to 25% of the shares underlying the option on the first anniversary of the vesting commencement date and as to an additional 2.0833% of the original number of shares underlying the option monthly thereafter. Vesting rights cease upon termination of employment and exercise rights for previously vested stock options cease shortly after termination of employment, though exercisability is extended in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents. The term of options we have granted to our named executive officers is ten years.
All stock options granted (other than the premium-priced stock options granted to our chief executive officer in 2023) have exercise prices equal to the fair market value of our common stock on the date of grant, which is typically the date that either our compensation committee or our board of directors approves such award. The exercise prices are determined by reference to the closing market price of our common stock on the Nasdaq Global Select Market on the date of grant, so that the recipient will not realize any value from his or her options unless our stock price increases above the stock price on the date of grant. Accordingly, this portion of our named executive officers’ compensation is at risk and is directly aligned with stockholder value creation.
As part of the ongoing review of our compensation strategy and practices, the compensation committee determines the appropriate mix of the type of equity awards and the size of the award, based in part on recommendations from Aon. The compensation committee may approve different award types in the future as part of the overall compensation strategy.
In connection with the annual review of our named executive officers’ compensation and consistent with our compensation philosophy, in February 2022, our compensation committee granted options to purchase shares of our common stock to our named executive officers, in the amounts set forth in the table below, each at an exercise price of $27.76 per share. These option grants were based on the named executive officer’s level of responsibility within our company, equity ownership in relation to the peer group benchmark data, and the compensation committee’s assessment of the named executive officer’s individual performance (with input from our board of directors, in the case of our chief executive officer) and our overall company performance, in each case without reference to any specific metric.

Name	2022 Option Awards (#) (1)
Ramy Farid	215,000
Geoffrey Porges(2)	—
Jenny Herman(3)	30,000
Joel Lebowitz(4)	—
Karen Akinsanya	80,000
Robert Abel	70,000
Yvonne Tran	60,000
(1)These options vested as to 25% of the original number of shares underlying the options on February 9, 2023, and vest in equal monthly installments for the remaining shares through February 9, 2026.
(2)Dr. Porges was appointed as our chief financial officer, effective as of August 18, 2022. In connection with the commencement of his employment, he was granted options and PRSUs, as more fully described below.
(3)Following Mr. Lebowitz’s retirement, Ms. Herman served as our interim principal financial officer, effective as of March 1, 2022, until Dr. Porges was appointed as our chief financial officer, effective as of August 18, 2022.
(4)Mr. Lebowitz retired as our chief financial officer, effective as of February 28, 2022.
The grant date fair values of the stock options granted to our named executive officers in 2022 and shown in the Summary Compensation Table and the Grants of Plan-Based Awards for 2022 table below were determined in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. The compensation committee’s overall philosophy is to award equity that takes into account individual performance, potential, criticality to the business, internal equity and relative alignment to the peer group median. The stock options granted are reflective of that philosophy and our strong performance for 2021.
Effective as of August 18, 2022, our compensation committee granted Dr. Porges a stock option to purchase 180,000 shares of our common stock, at an exercise price per share equal to $28.55. The option vests as to 25% of the shares underlying the option on August 18, 2023 and, as to the remaining shares, monthly thereafter until the August 18, 2026, subject to continued service. In addition, our compensation committee also granted Dr. Porges PRSUs with respect to 90,000 shares of our common stock. Each PRSU represents a contingent right to receive one share of our common stock upon the achievement of specified performance goals related to financial performance, investor engagement and business development and subject to continued service. The option and the PRSUs were granted pursuant to our 2021 Inducement Equity Incentive Plan, as amended, as an inducement material to Dr. Porges’ acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).
2023 Executive Compensation Decisions
In 2023, we restructured our executive compensation program, and we introduced PRSUs for certain of our named executive officers to further adhere to our pay for performance philosophy. In 2023, we granted PRSUs to each of our chief executive officer, our chief financial officer and our president, R&D therapeutics that vest as to the percentage assigned to each of three evenly weighted financial, business and software performance metrics, as measured at the end of the measurement period ending on December 31, 2025, upon certification by our compensation committee of achievement of the applicable performance metrics. The level of achievement of the PRSUs provide for a threshold (50%) payout, a target (100%) payout, and a maximum (150%) payout depending upon the level of performance achieved. We also granted options with time-based vesting conditions to our continuing named executive officers, which for our chief executive officer included a premium-priced option with an exercise price equal to 110% of the closing price of our common stock on the date of grant. The target aggregate grant value for the PRSUs and the premium-priced options granted to our chief executive officer in 2023 is expected to equal at least 50% of the total value of the long-term equity incentive award granted to Dr. Farid.
In addition, we granted RSUs to our named executive officers (other than our chief executive officer, chief financial officer and our president, R&D therapeutics), which vest in equal annual installments over a period of four years, subject to continued service to the company. Vesting rights cease upon termination of service. Prior to the vesting of an RSU, the holder has no rights as a stockholder with respect to the shares subject to such RSU, including no voting rights and no right to receive dividends or dividend equivalents.
In January 2023, our compensation committee (or our board of directors, in the case of our chief executive officer) approved 2023 base salaries and target cash incentive percentages for 2023, and in February 2023, our compensation committee approved (with input from our board of directors, in the case of our chief executive officer) annual equity awards for our named executive officers. The table below sets forth the 2023 compensation levels for each of our named executive officers.

Name	2023 Base Salary (1)	Base Salary Increase over 2022 (%)	2022 Target Cash Incentive Award (% of 2022 Base Salary)	Change in Target Cash Incentive Award from 2022	Options		Stock
					Awards (#)		Awards (#)
Ramy Farid	$677,000	4.0%	60%	—	150,485	(2)	22,800	(4)
Geoffrey Porges	$603,000	4.0%	50%	—	54,735	(3)	8,810	(4)
Jenny Herman(5)	$369,600	12.0%	40%	—	13,000	(3)	8,000	(6)
Karen Akinsanya	$541,000	4.0%	50%	—	63,270	(3)	10,185	(4)
Robert Abel	$410,000	9.6%	40%	—	63,270	(3)	10,545	(6)
Yvonne Tran	$494,000	4.0%	40%	—	45,525	(3)	7,590	(6)
Joel Lebowitz(7)	—	—	—	—	—		—
(1)The base salaries were effective as of January 1, 2023. The salary increases reflect merit and market-based adjustments.
(2)Includes an option to purchase 84,960 shares of common stock, with the exercise price and vesting schedule described below in footnote 3 and a premium-priced option to purchase 65,525 shares of common stock at an exercise price per share of $25.62, equal to 110% of the closing price on the date of grant.
(3)On February 9, 2023, our compensation committee approved the grant of these stock option awards at an exercise price of $23.29 per share, the closing price on the date of grant. The options are subject to time-based vesting, with 25% of the shares underlying the option vesting on the first anniversary of the grant date and an additional 2.0833% of the original number of shares underlying the option vesting monthly thereafter.
(4)On February 9, 2023, our compensation committee approved the grant of these PRSUs. The PRSUs vest as to the percentage assigned to each of three evenly weighted financial, business and software performance metrics, as measured at the end of the measurement period ending on December 31, 2025, upon certification by our compensation committee of achievement of the applicable performance metrics. The level of achievement of the PRSUs provide for a threshold (50%) payout, a target (100%) payout, and a maximum (150%) payout. The amounts in the table above are shown at target.
(5)Following Mr. Lebowitz’s retirement, Ms. Herman served as our interim principal financial officer, effective as of March 1, 2022, until Dr. Porges was appointed as our chief financial officer, effective as of August 18, 2022. During the periods from January 1, 2022 through February 28, 2022 and from September 16, 2022 through December 31, 2022, Ms. Herman’s annualized base salary was $330,000. During the period from March 1, 2022 through September 15, 2022, Ms. Herman’s annualized base salary was $430,000. The base salary increase in the table of 12.0% represents the increase in Ms. Herman’s base salary in 2023 compared to her base salary at the start of 2022.
(6)On February 9, 2023, our compensation committee approved the grant of these RSUs, which vest in equal annual installments over a period of four years, subject to continued service to the company.
(7)Mr. Lebowitz retired as our chief financial officer, effective as of February 28, 2022.
Severance and Change in Control Benefits
Our Executive Severance and Change in Control Benefits Plan, which we refer to as the Severance Plan, which initially became effective following the closing of our initial public offering and was most recently amended in August 2022, provides severance benefits to certain of our executives, including our named executive officers, if their employment is terminated by us without “cause” or, only in connection with a “change in control” of our company, they terminate employment with us for “good reason” (as each of those terms is defined in the Severance Plan).
We believe that providing these benefits helps us compete for executive talent. These benefits are designed to promote stability and continuity of our executives and are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change in control of the company. We prefer to have certainty regarding the potential severance amounts payable to named executive officers, rather than negotiating severance at the time that a named executive officer’s employment terminates.
Please refer to “—Executive Severance and Change in Control Benefits Plan” below for a more detailed discussion of severance and change in control benefits for our named executive officers. We also have provided estimates of the value of the severance payments made and other benefits provided to our named executive officers under specified termination circumstances under the caption “—Potential Payments Upon Termination or Change in Control” below.
Benefits and Other Compensation
Other compensation to our executives consists primarily of the broad-based benefits we provide to all full-time employees in the United States, including medical, dental and vision insurance, group life and disability insurance. We also maintain a defined contribution employee retirement plan for our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the 401(k) plan, each employee is fully vested in his or her deferred contributions. Vesting in our discretionary matching contributions is based on years of service to us, with 25% vesting per year of service to us and 100% vesting at the end of the fourth year of service to us. Employee contributions are held and invested by the plan’s trustee as directed by participants. Our 401(k) plan provides that each participant can contribute up to 75% of such participant’s eligible compensation (pre-tax or post-tax Roth contributions), up to the statutory limit, which was $19,500 for 2021 and $20,500 for 2022. Participants who are at least 50 years old are also eligible to make “catch-up” contributions of up to an additional $6,500 above the statutory limit in 2021 and up to an additional $6,500 above the statutory limit in 2022. The 401(k) plan provides us with the discretion to match participant contributions up to certain specified amounts. Effective January 1, 2019, we began making discretionary matching contributions to participants under our 401(k) plan equal to 50% of the participant’s contribution to the 401(k) plan up to a maximum participant contribution of 8% of participant’s eligible compensation.
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our compensation committee.
Equity Ownership Guidelines for Directors and Executives
In 2021, our board of directors adopted equity ownership guidelines applicable to our directors and executives who are required to make filings under Section 16 of the Exchange Act or have the title of executive vice president or senior vice president. To further align the interests of our directors and executive with the interests of our stockholders, our board of directors determined that such directors and executives should hold shares of our common stock and other equity rights that have a fair market value commensurate with their respective roles with us. The board or the compensation committee has the full power to administer and interpret the equity ownership guidelines.
The ownership requirement applicable to our directors and executives will be equal to the following multiple of the individual’s base salary or cash retainer, as applicable:

Title	Dollar value of equity
Chief Executive Officer	3.0x base salary
Executive Vice President	2.0x base salary
Senior Vice President	1.0x annual base salary
Non-employee directors	3.0x annual cash retainer
The ownership requirement will be measured as to each director and executive as of June 30 of each year. Our current directors and executives are required to achieve the applicable ownership requirement by June 30, 2026. However, each of our directors and executive officers, other than Dr. Porges, whose employment commenced in August 2022, currently meets the applicable ownership requirement. Newly hired and newly promoted executives and newly elected directors, in each case, not previously subject to these guidelines are expected to achieve the applicable ownership requirement within five years from the date of hire, promotion, or initial election, as applicable.
In calculating equity ownership level, the following shares and equity rights shall be included: outstanding shares of common stock that are not pledged, vested restricted stock units and performance stock units, unvested restricted stock units and performance stock units that remain subject only to time-based vesting, unexercised, vested in-the-money stock options, and any other vested grants or account balances under share-based company compensation plans. Unvested restricted stock units and performance stock units subject to performance conditions, unvested stock options, and pledged shares of common stock shall not be included in calculating any individual’s equity ownership level. Following the conclusion of any applicable phase-in period applicable to a director or executive, in the event that such individual does not satisfy the ownership requirement as of any measurement date, then we may implement such conditions, restrictions or limitations on such individual as we determine to be necessary or appropriate in order to achieve the purposes of our equity ownership guidelines.
Tax and Accounting Considerations
Deductibility of Executive Compensation
We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers. However, section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid in any one year to each of certain of the company’s current and former executive officers. While the compensation committee generally considers the tax implications to us of its executive compensation decisions, such implications were not a material consideration in the compensation awarded to our named executive officers in 2022.
Accounting for Stock-Based Compensation
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Compensation Risk Assessment
We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. As described more fully above, we structure our pay to consist of both fixed and variable compensation, particularly in connection with our pay-for-performance compensation philosophy. We believe this structure motivates our executives to produce short- and long-term results that are in the best interests of our company and our stockholders in order to attain our ultimate objective of increasing stockholder value, and we have established, and our compensation committee endorses, several controls to address and mitigate compensation-related risk. These include equity ownership guidelines for our executive officers and our directors and an anti-hedging policy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
This report of the compensation committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
Respectfully submitted,
The Compensation Committee of the Board of Directors
Gary Sender, Chair
Gary Ginsberg
Rosana Kapeller-Libermann

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the periods presented.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Ramy Farid President and Chief Executive Officer	2022	651,000		—		—		2,877,355	374,976	12,701	(3)	3,916,032
	2021	620,000		—		—		7,470,776	390,600	12,101		8,493,477
	2020	525,800		—		—		7,499,672	473,220	11,901		8,510,593
Geoffrey Porges Chief Financial Officer(4)	2022	213,474		230,000	(5)	—	(6)	2,698,806	102,970	8,625	(7)	3,253,875
Jenny Herman Senior Vice President, Finance and Corporate Controller	2022	384,167	(8)	—		—		401,491	126,720	10,751	(9)	923,129
Joel Lebowitz Former Chief Financial Officer(10)	2022	71,667		—		—		—	—	374,859	(11)	446,526
	2021	410,000		—		—		1,992,207	172,200	12,101		2,586,508
Karen Akinsanya President, R&D Therapeutics	2022	515,375	(12)	—		—		1,070,644	249,600	12,701	(3)	1,848,320
	2021	460,000		—		—		3,984,414	193,200	12,101		4,649,715
	2020	400,000		—		—		1,679,025	240,000	11,901		2,330,926
Robert Abel Chief Computational Scientist and Head of Modeling R&D	2022	374,000		—		—		936,813	143,616	10,751	(9)	1,465,180
	2021	356,000		—		—		3,984,414	149,520	10,251		4,500,185
Yvonne Tran Chief Legal Officer	2022	475,000		—		—		802,983	182,400	12,701	(3)	1,473,084
	2021	453,000		—		—		1,992,207	190,260	12,101		2,647,568
	2020	428,000		—		—		1,679,025	256,800	11,901		2,375,726
(1)The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock options awarded during the year computed in accordance with FASB ASC, Topic 718. See Note 10 to our consolidated financial statements in our annual report on Form 10-K, which was filed with the SEC on February 28, 2023, regarding assumptions underlying the valuation of stock options. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)The amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect annual cash incentive payments earned by our named executive officers for their performance in 2022, 2021 and 2020, respectively, under the Senior Executive Incentive Compensation Plan. For a description of the plan, see “—Annual Performance-based Cash Incentive” above.
(3)Represents (i) premiums of $501 paid by us during 2022 with respect to group life, accidental death and dismemberment and long-term disability insurance policies consistent with those provided to all of our employees, and (ii) matching contributions of $12,200 made by us under our 401(k) plan.
(4)Dr. Porges was appointed as our chief financial officer, effective as of August 18, 2022. His annual base salary for 2022 was $580,000. The amounts reported in the “Salary” column and the “Non-Equity Incentive Plan Compensation” column for 2022 are prorated to reflect his start date.
(5)Reflects a sign-on bonus of $230,000 in connection with the commencement of his employment as our chief financial officer. If Dr. Porges is terminated by us for cause (as such term is defined in the Severance Plan) or resigns other than for good reason (as such term is defined in the Severance Plan), he will be obligated to repay (i) if such termination or resignation occurs within 12 months following the August 18, 2022, 100% of the gross amount of the sign-on bonus or (ii) if such termination or resignation occurs between 12 months and 24 months following August 18, 2022, 50% of the gross amount of the sign-on bonus.
(6)The amount reported in the “Stock Awards” column reflects the aggregate fair value of the PRSUs granted to Dr. Porges calculated in accordance with FASB ASC Topic 718 based upon the probable outcome of the applicable performance conditions. As of the grant date, the performance conditions for the PRSUs granted to Dr. Porges were considered not probable of occurring and, as a result, the fair value of those PRSUs, for purposes of this table, is $0. See Note 10 to our consolidated financial statements in our annual report on Form 10-K, which was filed with the SEC on February 28, 2023, regarding assumptions underlying the valuation of PRSUs. Assuming that the highest level of performance vesting conditions of the PRSUs were met as of the grant date, the value of PRSUs would have been $2,569,500.
(7)Represents (i) premiums of $167 paid by us during 2022 with respect to group life, accidental death and dismemberment and long-term disability insurance policies consistent with those provided to all of our employees, and (ii) matching contributions of $8,458 made by us under our 401(k) plan.
(8)During the periods from January 1, 2022 through February 28, 2022 and from September 16, 2022 through December 31, 2022, Ms. Herman’s annualized base salary was $330,000. During the period from March 1, 2022 through September 15, 2022, Ms. Herman’s annualized base salary was $430,000.
(9)Represents (i) premiums of $501 paid by us during 2022 with respect to group life, accidental death and dismemberment and long-term disability insurance policies consistent with those provided to all of our employees, and (ii) matching contributions of $10,250 made by us under our 401(k) plan.
(10)In February 2022, Mr. Lebowitz retired as our chief financial officer. The amount reported in the “Salary” column for 2022 is prorated to reflect his end date.
(11)Represents (i) premiums of $84 paid by us during 2022 with respect to group life, accidental death and dismemberment and long-term disability insurance policies consistent with those provided to all of our employees, (ii) matching contributions of $12,200 made by us under our 401(k) plan, (iii) severance payments of $322,500 (representing salary continuation payments for nine months following the retirement) and accrued and unused vacation time of $33,076, each pursuant to the terms of the transition agreement with Mr. Lebowitz, and (iv) consulting fees of $7,000, pursuant to the terms of the consulting agreement with Mr. Lebowitz. For information regarding Mr. Lebowitz’s transition agreement and his consulting agreement, please refer to “Transition Agreement with Joel Lebowitz” and “Consulting Agreement with Joel Lebowitz” below.
(12)On February 16, 2022, Dr. Akinsanya was appointed as president of R&D, therapeutics. In connection with such appointment, our compensation committee approved an increase in her base salary from $483,000 to $520,000, effective as of February 16, 2022.
Chief Executive Officer Pay Ratio

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure that the compensation of every Schrödinger employee reflects the level of their job impact and their responsibilities and is competitive within our peer group. Compensation rates are benchmarked and are generally set to be market-competitive in the country in which the jobs are performed. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop, and contribute.
Under rules adopted pursuant to the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the annual total compensation paid to our median employee, as well as the ratio of the total annual compensation paid to the median employee as compared to the total annual compensation paid to our chief executive officer, which we refer to as the CEO Pay Ratio. The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
Measurement Date
We used October 10, 2022 to determine the employee population (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis) and to apply the compensation measure for purposes of complying with Item 402(u) of Regulation S-K. We identified our median employee by (i) aggregating for each applicable employee (A) annual base salary for 2022, (B) target bonus for 2022, and (C) the estimated fair value of any equity awards granted during 2022 and, (ii) ranking this aggregated compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding our chief executive officer. For employees paid in other than U.S. dollars, we converted their compensation to U.S. dollars using the exchange rates in effect on October 10, 2022.
After the median employee was identified, we estimated the annual total compensation for that employee by applying the same rules as used for determining total compensation for our chief executive officer in the Summary Compensation Table. The total annual compensation for our median employee for 2022 was $178,089. The total annual compensation for our chief executive officer, Dr. Farid, as reported in the Summary Compensation Table above for 2022, was $3,916,032. Therefore, our CEO Pay Ratio is approximately 22:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the compensation committee nor our management used the CEO Pay Ratio measure in making compensation decisions.

Pay Versus Performance
The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer, or our PEO, and our other named executive officers, or the Non-PEO named executive officers, as presented in the Summary Compensation Table on page 44, (ii) the “compensation actually paid” to our PEO and to our Non-PEO named executive officers, as calculated pursuant to the SEC’s pay-versus-performance rules, (iii) certain financial performance measures, and (iv) the relationship of the compensation actually paid amounts to those financial performance measures.
This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our compensation committee evaluates compensation decisions in light of company or individual performance. For a discussion of our compensation philosophy and how our compensation committee seeks to align pay with performance when making compensation decisions, please see “Compensation Discussion and Analysis” beginning on page 24.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Income (Loss) (in thousands) ($)(4)	Total Revenue (in thousands) ($)(5)
2022	3,916,032	(3,046,539)	1,568,352	187,840	58.55	109.79	(149,186)	180,955
2021	8,493,477	(21,063,411)	4,057,728	(2,628,730)	109.12	112.62	(100,393)	137,931
2020	8,510,593	70,031,456	2,353,326	16,202,365	248.06	116.12	(24,463)	108,095

(1)Our PEO was Ramy Farid for all years in the table. Our Non-PEO named executive officers were: (i) for 2022, Geoffrey Porges, Jenny Herman, Joel Lebowitz, Karen Akinsanya, Robert Abel, and Yvonne Tran; (ii) for 2021, Joel Lebowitz, Karen Akinsanya, Robert Abel, and Patrick Lorton; and (iii) for 2020, Karen Akinsanya and Yvonne Tran.
(2)The dollar amounts reported in this column represent the amount of “compensation actually paid” to Dr. Farid and average “compensation actually paid” to our Non-PEO named executive officers, computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following prescribed adjustments were made to Dr. Farid’s and to our Non-PEO named executive officers’ total compensation as reported in the Summary Compensation Table for each year, to determine the amount of compensation actually paid. The Summary Compensation Table amounts and the “compensation actually paid”

amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act.

	2022		2021		2020
	PEO	Average Non-PEO Named Executive Officers*	PEO	Average Non-PEO Named Executive Officers*	PEO	Average Non-PEO Named Executive Officers*
Total Compensation from Summary Compensation Table	$3,916,032	$1,568,352	$8,493,477	$4,057,728	$8,510,593	$2,353,326
Adjustments for Equity Awards
Subtract grant date fair value of equity awards reported in the Summary Compensation Table	(2,877,355)	(985,123)	(7,470,776)	(3,486,362)	(7,499,672)	(1,679,025)
Add year-end fair value of Awards granted in the covered year that are outstanding and unvested at covered year-end	1,995,200	674,500	1,843,500	860,300	57,702,506	12,918,426
Add year-over-year change in year-end fair values for awards granted in prior years that were outstanding and unvested at covered year-end	(3,800,546)	(464,474)	(24,233,997)	(3,857,422)	8,409,293	2,008,460
Add fair value at vest date for awards granted and vested in covered year	—	—	—	—	—	—
Add change in fair values between prior year-end fair values and vest date fair values for awards granted in prior years for which vesting conditions were satisfied during covered year	(2,279,870)	(302,116)	304,385	(202,974)	2,908,736	601,177
Subtract fair value at end of the prior year of awards granted in any prior fiscal year that failed to meet applicable vesting conditions in covered year	—	(303,300)	—	—	—	—
Add dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	—	—	—	—	—	—
Total Adjustments for Equity Awards	$(6,962,571)	$(1,380,513)	$(29,556,888)	$(6,686,458)	$61,520,863	$13,849,039
Total “Compensation Actually Paid”	$(3,046,539)	$187,840	$(21,063,411)	$(2,628,730)	$70,031,456	$16,202,365
* Amounts presented are averages for the entire group of Non-PEO named executive officers.
For the equity values included in the table above, the valuation assumptions used to calculate fair value were materially different from those used to calculate grant date fair value. The assumptions used in determining fair value of the stock options that vested during 2020, 2021 and 2022, or that were outstanding as of December 31, 2020, December 31, 2021 or December 31, 2022, as applicable, are as follows:

Options Vested During Year or Outstanding on December 31 of:
	2022	2021	2020
Expected Volatility	57% - 71%	56% - 62%	46% - 63%
Risk-Free Interest Rate	0.81% - 4.56%	0.13% - 1.46%	0.11% - 1.51%
Expected Dividend Yield	—%	—%	—%
Expected Term (in years)	2.07 - 7.88	1.99 - 7.89	1.82 -6.26

(3)Reflects cumulative total shareholder return on the Nasdaq Biotechnology Index. The Nasdaq Biotechnology Index is used by us for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10-K for the year ended December 31, 2022.

(4)The dollar amounts reported represent the amount of net loss attributable to Schrödinger common and limited common stock reflected in the Company’s audited financial statements for the applicable year.
(5)In the Company’s assessment, revenue is the financial performance measure that is the most important financial performance measure used by the Company for the most recently completed fiscal year, to link compensation actually paid to performance.
Tabular List of Most Important Financial and Non-Financial Performance Measures
The following table presents the financial and non-financial performance measures that we consider to have been the most important in linking compensation actually paid to our PEO and Non-PEO named executive officers for 2022 to company performance. The measures in this table are not ranked. Of these measures, as noted above, we have identified total revenue as the most important of our financial performance measures (that is not otherwise required to be disclosed in the table) used by us to link compensation actually paid to our PEOs and Non-PEO named executive officers for 2022 to company performance.

Total revenue
Progress of our collaborative and proprietary programs
Advancements in the science and technology underlying our platform
Relationship Between Most Important Financial Performance Measure and Executive Compensation
The following line chart presents a graphical comparison of executive compensation actually paid to our PEO and the average executive compensation actually paid to the Non-PEO named executive officers set forth in the Pay Versus Performance table above, as compared against the following performance measures: the Company's (1) cumulative total shareholder return, (2) peer group total shareholder return, (3) net loss, and (4) total revenue. For purposes of comparison, the Company’s cumulative total shareholder return and peer group total shareholder return in the following chart has been presented on a scaled basis, assuming an initial starting value of $100 in each instance.
When reviewing the relationship between pay versus performance in the chart below, it is important to note that a substantial portion of our PEO and non-PEO named executive officers’ compensation consisted of stock options with time-based vesting for the years presented. As the compensation actually paid as calculated pursuant to Item 402(v) of Regulation S-K, is based on the accounting changes in the fair value of such options, the value varies significantly with the performance of our common stock. Therefore, notwithstanding the increase in the Company’s total revenue (our most important financial performance measure that is not otherwise required to be disclosed in the table), the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO named executive officers were heavily impacted by the Company’s total shareholder return.

Relationship Between Pay and Performance
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$-
$(50,000,000)
$(100,000,000)
$(150,000,000)
$(200,000,000)
$300
$250
$200
$150
$100
$50
$-
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO Named Executive Officers
Net Loss Attributable to Schrödinger common and limited common stock
Revenue
Total Shareholder Return
Peer Group Total Shareholder Return

Grants of Plan Based Awards for 2022
The following table sets forth information concerning each grant of an award made to a named executive officer during the fiscal year ended December 31, 2022 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received. The cash awards were made under our Senior Executive Incentive Compensation Plan and the equity awards were made under our 2020 Equity Incentive Plan, except for the equity awards made to Dr. Porges, which were made under our 2021 Inducement Equity Incentive Plan, as amended. Each cash award or equity grant was authorized by our compensation committee, or board of directors, as applicable. For more information on equity acceleration benefits under specified circumstances, see “—Employment, Severance and Change in Control Arrangements.”

	Type of Award		Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)(4)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ramy Farid	Cash	—	—	—	390,600	—	—	—	—	—	—	—	—
	Options	2/9/2022	—	—	—	—	—	—	—	—	215,000	27.76	2,877,355	(5)
Geoffrey Porges	Cash	—	—	—	108,055	—	—	—	—	—	—	—	—
	Options	8/18/2022	8/9/2022	—	—	—	—	—	—	—	180,000	28.55	2,698,806	(5)
	PRSUs	8/18/2022	8/9/2022	—	—	—	—	90,000	90,000	—	—	—	—	(6)
Jenny Herman(7)	Cash	—	—	—	132,000	—	—	—	—	—	—	—	—
	Options	2/9/2022	—	—	—	—	—	—	—	—	30,000	27.76	401,491	(5)
Joel Lebowitz(8)	—	—	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—	—
Karen Akinsanya	Cash	—	—	—	260,000	—	—	—	—	—	—	—	—
	Options	2/9/2022	—	—			—	—	—	—	80,000	27.76	1,070,644	(5)
Robert Abel	Cash	—	—	—	149,600	—	—	—	—	—	—	—	—
	Options	2/9/2022	—	—	—	—	—	—	—	—	70,000	27.76	936,813	(5)
Yvonne Tran	Cash	—	—	—	190,000	—	—	—	—	—	—	—	—
	Options	2/9/2022	—	—	—	—	—	—	—	—	60,000	27.76	802,983	(5)
(1)Amounts shown in the target column reflect the target amounts, payable under our Senior Executive Incentive Compensation Plan as described above under “Annual Performance-based Cash Incentives.” There is no threshold or maximum payout. Actual amounts paid are presented in the Summary Compensation Table above.
(2)Each PRSU represents a contingent right to receive one share of common stock upon the achievement of specified performance goals related to financial performance, investor engagement and business development and subject to continued service.
(3)Stock options subject to time-based vesting criteria established by the compensation committee and described in the footnotes to the “Outstanding Equity Awards at Fiscal Year End” table below.
(4)The exercise price per share of these stock options is equal to the closing price of our common stock on the grant date.
(5)The amounts listed represent the aggregate grant date fair value amount computed in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements in our annual report on Form 10-K, which was filed with the SEC on February 28, 2023, regarding assumptions underlying the valuation of the option awards.
(6)The amount listed represents the aggregate fair value of the PRSUs granted to Dr. Porges calculated in accordance with FASB ASC Topic 718 based upon the probable outcome of the applicable performance conditions. As of the grant date, the performance conditions for the PRSUs granted to Dr. Porges were considered not probable of occurring and, as a result, the fair value of those PRSUs, for purposes of this table, is $0. See Note 10 to our consolidated financial statements in our annual report on Form 10-K, which was filed with the SEC on February 28, 2023, regarding assumptions underlying the valuation of the PRSUs.
(7)Following Mr. Lebowitz’s retirement, Ms. Herman served as our interim principal financial officer, effective as of March 1, 2022, until Dr. Porges was appointed as our chief financial officer, effective as of August 18, 2022.
(8)Mr. Lebowitz served as our chief financial officer until February 28, 2022.

Outstanding Equity Awards at December 31, 2022
The following table sets forth information regarding all outstanding stock options and PRSUs held by each of our named executive officers as of December 31, 2022. For more information on equity acceleration benefits under specified circumstances, see “—Employment, Severance and Change in Control Arrangements.”

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Ramy Farid	66,886	—	(1)	1.20	1/7/2023	—	—	—		—
	160,527	—	(1)	3.07	5/10/2026	—	—	—		—
	334,432	—	(1)	4.34	11/29/2028	—	—	—		—
	634,865	261,415	(2)	17.00	2/5/2030	—	—	—		—
	68,750	81,250	(3)	102.48	2/27/2031	—	—	—		—
	—	215,000	(4)	27.76	2/9/2032	—	—	—		—
Geoffrey Porges	—	180,000	(5)	28.55	8/18/2032	—	—	90,000	(6)	1,682,100	(6)
Jenny Herman	4,545	—	(1)	1.20	10/3/2023	—	—	—		—
	3,116	—	(1)	2.92	6/1/2027	—	—	—		—
	6,688	—	(1)	2.92	10/10/2027	—	—	—		—
	13,098	279	(7)	4.34	1/30/2029	—	—	—		—
	18,950	7,804	(2)	17.00	2/5/2030	—	—	—		—
	6,554	7,746	(3)	102.48	2/27/2031	—	—	—		—
	—	30,000	(4)	27.76	2/9/2032	—	—	—		—
Joel Lebowitz(8)	30,165	—	(1)	4.34	11/29/2028	—	—	—		—
	15,467	—	(1)	17.00	2/5/2030	—	—	—		—
	12,500	—	(1)	102.48	2/27/2031	—	—	—		—
Karen Akinsanya	3,345	—	(1)	2.92	10/10/2027	—	—	—		—
	13,378	—	(1)	3.22	8/3/2028	—	—	—		—
	43,198	—	(1)	4.34	11/29/2028	—	—	—		—
	121,952	58,526	(2)	17.00	2/5/2030	—	—	—		—
	36,666	43,334	(3)	102.48	2/27/2031	—	—	—		—
	—	80,000	(4)	27.76	2/9/2032	—	—	—		—
Robert Abel	11,148	—	(1)	4.34	11/29/2028	—	—	—		—
	55,738	39,018	(2)	17.00	2/5/2030	—	—	—		—
	36,666	43,334	(3)	102.48	2/27/2031	—	—	—		—
	—	70,000	(4)	27.76	2/9/2032	—	—	—		—
Yvonne Tran	13,377	—	(1)	3.07	5/10/2026	—	—	—		—
	11,731	—	(1)	2.92	6/1/2027	—	—	—		—
	26,754	—	(1)	4.34	11/29/2028	—	—	—		—
	142,133	58,526	(2)	17.00	2/5/2030	—	—	—		—
	18,333	21,667	(3)	102.48	2/27/2031	—	—	—		—
	—	60,000	(4)	27.76	2/9/2032	—	—	—		—
__________________________________
(1)This option is fully vested.

(2)This option vests over four years, with 25% of the original number of shares underlying such option having vested on February 5, 2021, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through February 5, 2024, subject to continued service.
(3)This option vests over four years, with 25% of the original number of shares underlying such option having vested on February 27, 2022, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through February 27, 2025, subject to continued service.
(4)This option vests over four years, with 25% of the original number of shares underlying such option having vested on February 9, 2023, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through February 9, 2026, subject to continued service.
(5)This option vests over four years, with 25% of the original number of shares underlying such option vesting on August 18, 2023, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through August 18, 2026, subject to continued service.
(6)Each PRSU represents a contingent right to receive one share of common stock upon the achievement of specified performance goals related to financial performance, investor engagement and business development and subject to continued service. None of the performance goals have been certified by our compensation committee as achieved as of December 31, 2022.
(7)This option vests over four years, with 25% of the original number of shares underlying such option having vested on January 1, 2020, and 2.0833% of the original number of shares underlying such option vesting thereafter in equal monthly installments through January 1, 2023, subject to continued service.
(8)As of February 28, 2022, the vesting of Mr. Joel Lebowitz’s option awards was subject to his continued service under his consulting agreement and transition agreement, which are more fully described below under the heading “Consulting Agreement with Joel Lebowitz.” Upon the termination of the consulting agreement in May 2022, the vesting of Mr. Lebowitz’s options ceased and any unvested options terminated. The exercise period for Mr. Lebowitz’s vested stock option awards was extended to February 28, 2023, which was nine months from the cessation of service under the consulting agreement.
(9)For purposes of this table, we have calculated the market value of the PRSUs using the closing price of our common stock on December 30, 2022, or $18.69 per share.
Option Exercises and Stock Vested in 2022
The following table sets forth information concerning option exercises and stock award vesting for each of our named executive officers during the fiscal year ended December 31, 2022:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ramy Farid	—	—	—	—
Geoffrey Porges	—	—	—	—
Jenny Herman	—	—	—	—
Joel Lebowitz	20,000	274,120	—	—
Karen Akinsanya	—	—	—	—
Robert Abel	—	—	—	—
Yvonne Tran	—	—	—	—
(1)The value realized when the stock options were exercised represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the stock options.

Employment, Severance and Change in Control Arrangements
Employment Agreements and Other Arrangements
We have entered into employment agreements with each of our named executive officers. These agreements set forth the terms of employment with us, including initial base salary and benefits.
Employment Agreement with Ramy Farid. We entered into an employment agreement with Ramy Farid, dated May 11, 2010. Under the employment agreement, Dr. Farid is an at-will employee and his employment may be terminated by us or by him at any time, for any reason, upon 30 days’ written or verbal notice. In the event we elect to terminate Dr. Farid’s employment immediately without 30 days’ notice, he is entitled to continued payment of his then-current base salary and continued benefit coverage for a period of 30 days following such termination. The employment agreement provides that Dr. Farid’s salary may be increased or decreased in our sole discretion. Dr. Farid’s current base salary is $677,000.
Employment Agreement with Geoffrey Porges. We entered into an employment agreement with Geoffrey Porges, dated August 16, 2022. Under the employment agreement, Dr. Porges is an at-will employee and his employment may be terminated by us or by him at any time, for any reason. The employment agreement provides that Dr. Porges’ salary may be increased or decreased in our sole discretion. Dr. Porges’ current base salary is $603,000. Pursuant to the terms of his employment agreement, Dr. Porges received a sign-on bonus of $230,000, the terms of which are more fully described above under “Summary Compensation Table.” For 2022, Dr. Porges was eligible for a target bonus of up to 50% of his annualized base salary, prorated for the period beginning on August 18, 2022 and ending on December 31, 2022. Pursuant to the terms of his employment agreement, Dr. Porges was granted options and PRSUs under our 2021 Inducement Equity Incentive Plan, as amended, as an inducement material to Dr. Porges’ acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). Such equity awards are more fully described above under “Executive and Director Compensation — Equity Incentives.” Dr. Porges is also entitled to severance benefits under our Severance Plan and additional severance benefits pursuant to the terms of his employment agreement which are more fully described below under “Executive Severance and Change in Control Benefits Plan” and “Additional Severance Benefits.”
Employment Agreement with Jenny Herman. We entered into an employment agreement with Jenny Herman, dated March 17, 2003. Under the employment agreement, Ms. Herman is an at-will employee and her employment may be terminated by us or by her at any time, for any reason, upon 30 days’ written or verbal notice. In the event we elect to terminate Ms. Herman employment immediately without 30 days’ notice, she is entitled to continued payment of his then-current base salary and continued benefit coverage for a period of 30 days following such termination. The employment agreement provides that Ms. Herman’s salary may be increased or decreased in our sole discretion. Ms. Herman’s current base salary is $369,600.
Employment Agreement with Joel Lebowitz. We entered into an employment agreement with Joel Lebowitz, dated November 14, 2018. Under the employment agreement, Mr. Lebowitz was an at-will employee and his employment was terminable by us or by him at any time, for any reason, upon 30 days’ written or verbal notice. Mr. Lebowitz retired as our chief financial officer effective as of February 28, 2022. The transition, separation and release of claims agreement, or the transition agreement, described below governed the terms of his retirement.
Transition Agreement with Joel Lebowitz. Pursuant to the transition agreement we entered into with Mr. Lebowitz in February 2022, Mr. Lebowitz was entitled to receive the following payments and benefits: (i) salary continuation payments of his monthly base salary for nine months following his retirement in the aggregate amount of $322,500; (ii) payment on Mr. Lebowitz’s behalf of the portion of the premiums that we pay on behalf of other active, similarly-situated employees for group health and/or dental insurance coverage under COBRA, if Mr. Lebowitz timely elects to receive such coverage, until the earlier of 18 months following February 28, 2022 or the date on which Mr. Lebowitz becomes eligible to receive group health insurance coverage through another employer; and (iii) certain equipment previously provided to Mr. Lebowitz in connection with his employment for use in his home office; provided, in each case, that Mr. Lebowitz complies with his obligations under the transition agreement and his continuing obligations under his employment agreement.
Consulting Agreement with Joel Lebowitz. We entered into a consulting agreement with Joel Lebowitz, effective following Mr. Lebowitz’s retirement from the company. Under the consulting agreement, Mr. Lebowitz agreed to provide financial consulting and advisory services to us. The consulting agreement automatically terminated in May 2022. In consideration for such services, we paid Mr. Lebowitz monthly consulting fees of $3,500 for up to ten hours of services performed and an additional $350 per hour for each hour of service performed in excess of ten hours in any given month, subject to certain limitations. As of the termination of the consulting agreement, we had paid Mr. Lebowitz a total of $7,000 in consulting fees. In addition, for so long as Mr. Lebowitz was providing services to us as a consultant, any outstanding stock options previously granted to Mr. Lebowitz by us continued to vest and became exercisable in accordance with the applicable equity plans and stock option agreements and any vested stock options were exercisable until February 28, 2023, which is the date that is nine months following the cessation of services provided by Mr. Lebowitz pursuant to the consulting agreement.
Employment Agreement with Karen Akinsanya. We entered into an employment agreement with Karen Akinsanya, dated May 14, 2018. Under the employment agreement, Dr. Akinsanya is an at-will employee and her employment may be terminated by us or by her at any time, for any reason, upon 30 days’ written or verbal notice. In the event we elect to terminate Dr. Akinsanya’s employment immediately without 30 days’ notice, she is entitled to continued payment of her then-current base salary for a period of 30 days following such termination. The employment agreement provides that Dr. Akinsanya’s salary may be increased or decreased thereafter in our sole discretion. Dr. Akinsanya’s current base salary is $541,000.
Employment Agreement with Robert Abel. We entered into an employment agreement with Robert Abel, dated March 9, 2009. Under the employment agreement, Dr. Abel is an at-will employee and his employment may be terminated by us or by him at any time, for any reason, upon 30 days’ written or verbal notice. In the event we elect to terminate Dr. Abel’s employment immediately without 30 days’ notice, he is entitled to continued payment of his then-current base salary and continued benefit coverage for a period of 30 days following such termination. The employment agreement provides that Dr. Abel’s salary may be increased or decreased in our sole discretion. Dr. Abel’s current base salary is $410,000.
Employment Agreement with Yvonne Tran. We entered into an employment agreement with Yvonne Tran, dated April 27, 2010. Under the employment agreement, Ms. Tran is an at-will employee and her employment may be terminated by us or by her at any time, for any reason, upon 30 days’ written or verbal notice. In the event we elect to terminate Ms. Tran’s employment immediately without 30 days’ notice, she is entitled to continued payment of her then-current base salary and continued benefit coverage for a period of 30 days following such termination. The employment agreement provides that Ms. Tran’s salary may be increased or decreased in our sole discretion. Ms. Tran’s current annualized base salary is $494,000.
Employee Non-Competition, Non-Solicitation, Confidentiality, and Assignment of Inventions
As part of their employment agreements, each of our named executive officers has agreed to certain standard non-competition, non-solicitation, confidential information, and assignment of invention restrictions. Pursuant to their employment agreements, each of our named executive officers has agreed that we own all developments that are made, created, developed, conceived or reduced to practice by such officer, alone or with others, (i) in the course of employment with us, whether during regular working hours or other hours, or (ii) during the period of employment with us, whether or not in the course of such employment, to the extent the same is related to our business or actual or demonstrably anticipated research or development or is made, created, developed, conceived or first reduced to practice with the time, private or proprietary information, or facilities of our company, our subsidiaries or our other affiliates, which we refer to collectively as the Schrödinger Companies. In addition, each of our named executive officers has agreed not to, during his or her employment and for a period of one year thereafter, (i) solicit or encourage any customers, prospective customers, vendors, strategic partners or business associates of the Schrödinger Companies to cease or reduce their relationship with the Schrödinger Companies or to refrain from establishing or expanding a relationship with Schrödinger Companies, (ii) solicit or induce any employees, consultants, sales agents, contract researchers, contract programmers or other independent agents of the Schrödinger Companies or of certain D. E. Shaw group entities (except in the case of our chief financial officer) to cease employment or retention with the Schrödinger Companies or such D. E. Shaw group entities (except in the case of our chief financial officer), or (iii) hire or engage any employee of the Schrödinger Companies or of certain D. E. Shaw group entities (except in the case of our chief financial officer). Each of our named executive officers has agreed not to, during the term of his or her employment, knowingly engage in any activity or business which is the same nature as, or substantively similar to, our business or an activity or business which a Schrödinger Company is developing and of which such named executive officer has knowledge, and to protect our confidential and proprietary information indefinitely.
Executive Severance and Change in Control Benefits Plan
The Amended and Restated Executive Severance and Change in Control Benefits Plan, as amended, which we refer to as the Severance Plan, initially became effective following the closing of our initial public offering and was amended and restated in April 2021 and was subsequently amended in August 2022. The Severance Plan provides severance benefits to certain of our executives, including our named executive officers, if their employment is terminated by us without “cause” or, only in connection with a “change in control” of our company, they terminate employment with us for “good reason” (as each of those terms is defined in the Severance Plan).

Under the Severance Plan, if we terminate an eligible executive’s employment without cause prior to or more than 12 months following the closing of a change in control of our company, the executive is entitled to (i) continue receiving his or her base salary for a specified period (in the case of Dr. Farid, for 12 months and in the case of each of the other named executive officers, for nine months) following the date of termination, (ii) company contributions to the cost of health care continuation under COBRA for up to 12 months following the date of termination, and (iii) the amount of any unpaid annual bonus determined by our board of directors in its discretion to be payable to the executive for any completed bonus period which ended prior to the date of such executive’s termination.
The Severance Plan also provides that, if, within 12 months following the closing of a change in control of our company, we terminate an eligible executive’s employment without cause or such executive terminates his or her employment with us for good reason, the executive is entitled to (i) a single lump-sum payment equal to a percentage of his or her annual base salary (in the case of Dr. Farid, 150%, and in the case of each of the other named executive officers (other than Mr. Lebowitz who retired in February 2022), 100%), (ii) a single lump sum payment in an amount equal to a percentage of his or her target annual bonus for the year in which the termination of employment occurs or for the year in which the change in control occurs, if greater (in the case of Dr. Farid, 150% and in the case of each of the other named executive officers (other than Mr. Lebowitz who retired in February 2022), 100%), (iii) company contributions to the cost of health care continuation under COBRA for up to 12 months following the date of termination of employment (18 months in the case of Dr. Farid), and (iv) the amount of any unpaid annual bonus determined by our board of directors to be payable to the executive for any completed bonus period which ended prior to the date of such executive’s termination. In addition, all of the executive’s outstanding unvested equity awards that vest solely based on the passage of time will vest and become fully exercisable or non-forfeitable on the date of such termination.
To the extent that any severance or other compensation payment to any of our executives pursuant to the Severance Plan, any employment agreement or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, then such executive will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999, whichever provides the executive with the highest amount on an after-tax basis.
All payments and benefits provided under the Severance Plan are contingent upon the execution and effectiveness of a release of claims by the executive in our favor and continued compliance by the executive with any proprietary information and inventions, nondisclosure, non-competition, non-solicitation (or similar) agreement to which we and the executive are party.
Additional Severance Benefits
In addition to being entitled to participate in the Severance Plan, Dr. Porges is also entitled to the following additional severance benefits pursuant to his employment agreement. If Dr. Porges resigns for good reason prior to or more than 12 months after the closing of a change in control (as such term is defined in the Severance Plan), he will be entitled to (i) continue receiving his base salary for nine months, (ii) company contributions to the cost of health care continuation under Consolidated Omnibus Budget Reconciliation Act, or COBRA, for up to 12 months following the date of resignation, and (iii) the amount of any unpaid annual bonus determined by the board of directors in its discretion to be payable to Dr. Porges for any completed bonus period which ended prior to the date of such resignation. If Dr. Porges is terminated by us without cause or resigns for good reason prior to or more than 12 months after the closing of a change in control, the option and the PRSUs granted to Dr. Porges on August 18, 2022 will vest and become fully exercisable and/or non-forfeitable as of the date of such termination or resignation. If Dr. Porges is terminated by us without cause or resigns for good reason within 12 months after the closing of a change in control, all of Dr. Porges’ equity awards that vest solely based on the passage of time and that are outstanding and unvested as of such termination or resignation and the PRSUs granted to Dr. Porges on August 18, 2022 will vest and become fully exercisable and/or non-forfeitable on the date of such termination or resignation.
Potential Payments Upon Termination or Change in Control
The following table sets forth potential payments upon termination and change in control that would be made to our named executive officers, assuming that such termination or change in control occurred on December 31, 2022, after giving effect to the Severance Plan, and in the case of Dr. Porges, the additional severance benefits he is entitled to under his employment agreement. In addition to the amounts shown in the table below, each named executive officer would be entitled to receive payments for base salary through the date of termination, payment for any reimbursable business expenses incurred, and the amount of any unpaid annual cash incentive payment determined by our board of directors in its discretion to be payable to the executive for any completed bonus period which ended prior to the date of such executive’s termination or resignation.

Name	Benefit	Change in Control (Without Termination of Employment) ($)	Resignation For Good Reason or Termination Without Cause Within 12 Months Following a Change in Control ($)		Termination Without Cause Prior to or More than 12 Months Following a Change in Control ($)		Termination for Good Reason Prior to or More than 12 Months Following a Change in Control ($)
Ramy Farid	Severance Payments	—	976,500	(1)	651,000	(2)	—
	Bonus Payment	—	585,900	(3)	—		—
	Continuation of Benefits	—	8,954	(4)	13,431	(5)	—
	Market Value of Stock Vesting	—	441,791	(6)	—		—
	Total	—	2,013,145		664,431		—
Geoffrey Porges(7)	Severance Payments	—	580,000	(8)	435,000	(9)	435,000	(9)
	Bonus Payment	—	290,000	(10)	—		—
	Continuation of Benefits	—	27,439	(5)	27,439	(5)	27,439	(5)
	Market Value of Stock Vesting	—	1,682,100	(6)	1,682,100	(13)	1,682,100	(13)
	Total	—	2,579,539		2,144,539		2,144,539
Jenny Herman(11)	Severance Payments	—	384,167	(8)	288,125	(9)	—
	Bonus Payment	—	132,000	(10)	—		—
	Continuation of Benefits	—	27,439	(5)	27,439	(5)	—
	Market Value of Stock Vesting	—	17,192	(6)	—		—
	Total	—	560,799		315,564		—
Joel Lebowitz(12)	Severance Payments	—	—		355,576		—
	Bonus Payment	—	—		—		—
	Continuation of Benefits	—	—		—		—
	Market Value of Stock Vesting	—	—		—		—
	Total	—	—		355,576		—
Karen Akinsanya	Severance Payments	—	520,000	(8)	390,000	(9)	—
	Bonus Payment	—	260,000	(10)	—		—
	Continuation of Benefits	—	27,439	(5)	27,439	(5)	—
	Market Value of Stock Vesting	—	98,909	(6)	—		—
	Total	—	906,348		417,439		—
Robert Abel	Severance Payments	—	374,000	(8)	280,500	(9)	—
	Bonus Payment	—	149,600	(10)	—		—
	Continuation of Benefits	—	15,940	(5)	15,940	(5)	—
	Market Value of Stock Vesting	—	65,940	(6)	—		—
	Total	—	605,480		296,440		—
Yvonne Tran	Severance Payments	—	475,000	(8)	356,250	(9)	—
	Bonus Payment	—	190,000	(10)	—		—
	Continuation of Benefits	—	27,439	(5)	27,439	(5)	—
	Market Value of Stock Vesting	—	98,909	(6)	—		—
	Total	—	791,348		383,689		—
(1)Represents a lump sum payment equal to 150% of executive’s annual base salary.
(2)Represents 12 monthly payments of executive’s monthly base salary from the time of termination.
(3)Represents a lump sum payment equal to 150% of the executive’s target annual cash incentive bonus.

(4)Represents the cost of continued health and dental benefits under COBRA. These benefits are payable until 18 months following termination.
(5)Represents the cost of continued health and dental benefits under COBRA. These benefits are payable until 12 months following termination.
(6)Represents the acceleration of vesting of 100% of the unvested equity awards held by the named executive officer that vest solely based on the passage of time, and, for Dr. Porges only, also includes the acceleration of vesting of 100% of the unvested PRSUs that were granted to him on August 18, 2022. The value of accelerated unvested stock options is calculated by taking the difference between the closing price of our common stock on the last trading day of 2022 and the exercise price and multiplying it by the number of shares of common stock underlying the unvested stock options. The value of the accelerated unvested PRSUs is equal to the number of unvested PRSUs multiplied by the closing price of our common stock on the last trading day of 2022. The closing price of our common stock on December 30, 2022, the last trading day of the year, was $18.69 per share.
(7)Dr. Porges was appointed as our chief financial officer, effective as of August 18, 2022. The amounts included in the above table for Dr. Porges reflect the amounts that would be payable to Dr. Porges if he were employed by the company for the full year 2022.
(8)Represents a lump sum payment equal to 100% of the executive’s annual base salary.
(9)Represents 9 monthly payments of executive’s monthly base salary from the time of termination.
(10)Represents a lump sum payment equal to 100% of the executive’s target annual cash incentive bonus.
(11)Following Mr. Lebowitz’s retirement, Ms. Herman served as our interim principal financial officer, effective as of March 1, 2022, until Dr. Porges was appointed as our chief financial officer, effective as of August 18, 2022.
(12)Mr. Lebowitz resigned as chief financial officer effective February 28, 2022, and the table above includes the separation payments actually received by Mr. Lebowitz in connection with his retirement. For a further description of Mr. Lebowitz’s transition agreement and his separation payments, please refer to “Transition Agreement with Joel Lebowitz” above.
(13)Represents the acceleration of vesting of 100% of the unvested options and PRSUs that were granted to Dr. Porges on August 18, 2022. The value of accelerated unvested stock options is calculated by taking the difference between the closing price of our common stock on the last trading day of 2022 and the exercise price and multiplying it by the number of shares common stock underlying the unvested stock options. The value of the accelerated unvested PRSUs is equal to the number of unvested PRSUs multiplied by the closing price of our common stock on the last trading day of 2022. The closing price of our common stock on December 30, 2022, the last trading day of the year, was $18.69 per share.
Rule 10b5-1 Sales Plans
Our directors and executive officers have adopted and may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. A Rule 10b5-1 plan may be amended or terminated in some circumstances. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information or restricted under our insider trading policy.
Director Compensation
Non-Employee Director Compensation Policy
Our board of directors has adopted a non-employee director compensation policy that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors.

Under our non-employee director compensation policy currently in effect, the fees payable to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Fee	Chair Supplemental Annual Fee
Board of Directors	$45,000	$35,000
Audit Committee	$10,000	$10,000
Compensation Committee	$7,500	$7,500
Nominating and Corporate Governance Committee	$5,000	$5,000
Drug Discovery Committee	$7,500	$15,000
The foregoing fee structure was in effect during 2022, except that the member and chair annual fee for service on the drug discovery committee during 2022 was $5,000 and $10,000, respectively.
Under our director compensation policy, effective January 1, 2023, each non-employee director will receive, upon his or her initial election or appointment to our board of directors, an option to purchase 25,000 shares of our common stock and RSUs for 12,500 shares of our common stock (as amended from an option to purchase a number of shares of our common stock having an aggregate value of $380,000 as of the grant date, determined using a Black-Scholes valuation model under our director compensation policy in effect during 2022). Each of these options and RSUs will vest as to one-third of the shares of our common stock underlying such award on each of the first, second and third anniversaries of the grant, subject to the director’s continued service to the company through the applicable vesting date. Further, on the date of our annual meeting of stockholders commencing with our Annual Meeting, each then-serving non-employee director will be granted, automatically and without the need for any further action by the board, an option to purchase 12,500 shares of our common stock and RSUs for 6,250 shares of our common stock (as amended from an option to purchase a number of shares having an aggregate value of $190,000 as of the grant date, determined using a Black-Scholes valuation model under our director compensation policy in effect during 2022); provided, however, that for a non-employee director who was initially elected to our board of directors within the 12 months preceding the annual meeting of stockholders, the number of shares subject to such awards shall be pro-rated on a monthly basis for time in service. Each of these options and RSUs will vest on the twelve-month anniversary of the date of grant of the awards (or, if earlier, the date of the next annual meeting of stockholders following the date of grant of the awards), subject to the director’s continued service to the company through the applicable vesting dates. All options issued to our non-employee directors under our director compensation policy will be issued at exercise prices equal to the fair market value of our common stock on the date of grant. The options and RSUs will vest in full, and in the case of the options, become exercisable, upon specified change in control events.
Under our 2022 Equity Incentive Plan, the maximum aggregate amount of cash and value of equity awards (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any non-employee director cannot exceed $750,000 in the case of an incumbent director; except that such maximum aggregate amount cannot exceed $1,000,000 in any calendar year for such non-employee director’s initial year of election. The equity awards granted under our director compensation policy are subject to such limitations and no cash shall be paid nor awards shall be granted pursuant to our director compensation policy that would cause such limitations to be exceeded (with, as needed, the cash, and equity awards being proportionately reduced such that the aggregate cash and value of equity awards does not exceed such limit). The limitations do not apply to cash or equity awards granted to a non-employee director in his or her capacity as an advisor or consultant to the company.
We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.

Director Compensation Table
The table below shows all compensation awarded to, earned by or paid to our non-employee directors during the year ended December 31, 2022.

Name	Fees Earned or Paid in cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)		Total ($)
Michael Lynton	100,000	189,993	—		289,993
Jeffrey Chodakewitz, M.D.	60,000	189,993	—		249,993
Richard A. Friesner, Ph.D.	45,000	189,993	410,000	(3)	644,993
Gary Ginsberg	58,383	189,993	—		248,376
Rosana Kapeller-Libermann, M.D., Ph.D.	57,500	189,993	—		247,493
Arun Oberoi	51,181	379,996	—		431,177
Gary Sender	80,000	189,993	—		269,993
Nancy A. Thornberry	59,117	189,993	—		249,110
__________________________________
(1)The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of options awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. The amounts reported reflect (i) the aggregate grant date fair value with respect to options to purchase 14,907 shares of our common stock granted to each of our non-employee directors (other than Mr. Oberoi) on the date of the 2022 annual meeting of stockholders for their service on the board of directors and (ii) for Mr. Oberoi only, the aggregate grant date fair value with respect to an option to purchase 30,223 shares of our common stock granted to him upon his initial election to our board of directors in May 2022.  See Note 10 to our consolidated financial statements appearing in our annual report on Form 10-K, which was filed with the SEC on February 28, 2023, regarding assumptions underlying the valuation of option awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)As of December 31, 2022, the aggregate number of shares of our common stock subject to outstanding option awards for each non-employee director serving during 2022 was as follows: Mr. Lynton, 91,815 shares; Dr. Chodakewitz, 48,859 shares; Dr. Friesner, 732,171 shares; Mr. Ginsberg, 48,859 shares; Dr. Kapeller-Libermann, 89,061 shares; Mr. Oberoi, 30,223 shares; Mr. Sender, 47,908 shares; and Ms. Thornberry, 78,422 shares.
(3)Represents consulting fees paid to Dr. Friesner in connection with his consulting agreement. For further information about our consulting agreement with Dr. Friesner, as well our transactions with Dr. Friesner and his employer, Columbia University, see “Transactions with Related Persons” below.
Dr. Farid, one of our directors who also serves as our president and chief executive officer, does not receive any additional compensation for his service as a director. Dr. Farid is one of our named executive officers and, accordingly, the compensation that we pay to Dr. Farid as our president and chief executive officer is discussed above under “—Summary Compensation Table” and “Executive and Director Compensation—Compensation Discussion and Analysis.”

Securities Authorized for Issuance Under Equity Compensation Plans
Equity Compensation Plan Information
The following table contains information about our 2010 Stock Plan, our 2020 Equity Incentive Plan, or 2020 Plan, our 2020 Employee Stock Purchase Plan, or 2020 ESPP, our 2021 Inducement Equity Incentive Plan, as amended, and our 2022 Plan, as of December 31, 2022. Upon adoption of the 2022 Plan, we ceased making awards under the 2020 Plan.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders
2010 Stock Plan	2,217,811		$3.93		—
2020 Plan	7,553,657		$36.53	(6)	—
2020 ESPP(1)	—		—		586,845
2022 Plan(2)	524,854		$26.42	(7)	4,987,095
Equity compensation plans not approved by security holders
2021 Inducement Equity Incentive Plan, as amended(3)	776,705	(4)(5)	$38.04	(8)	423,295

Total	11,073,027	(5)	$29.56	(6)(7)(8)	5,997,235
(1)As of December 31, 2022, 586,845 shares of our common stock were reserved for issuance under the 2020 ESPP.
(2)As of December 31, 2022, 4,987,095 shares of our common stock were available for issuance under the 2022 Plan. The number of shares of our common stock reserved for issuance under the 2022 Plan increases from time to time by the number of shares of common stock subject to awards granted under the 2020 Plan that are outstanding as of such date and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the registrant at their original issuance price pursuant to a contractual repurchase right.
(3)Under our 2021 Inducement Equity Incentive Plan, as amended, we may grant stock options, restricted stock, restricted stock units and other stock-based awards to persons who (a) were not previously an employee or director or (b) are commencing employment with us following a bona fide period of non-employment, in either case, as an inducement material to such person’s entry into employment with us and in accordance with the requirements of the Nasdaq Stock Market Rule 5635(c)(4). Neither consultants nor advisors shall be eligible to participate in the plan.  The maximum number of shares of common stock reserved for issuance under the plan is 1,200,000.  Such a plan was not adopted by our stockholders.  The plan is administered by our board of directors, with authority delegated by our board of directors to our compensation committee. As of December 31, 2022, 423,295 shares of our common stock were available for issuance under the 2021 Inducement Equity Incentive Plan, as amended.
(4)Includes (i) options to purchase 180,000 shares of our common stock and (ii) PRSUs for up to 90,000 shares of our common stock, at an exercise price per share of $28.55, the closing price on the date of grant, in each case, granted Dr. Porges in connection with this commencement of his employment on August 18, 2022. The option vests as to 25% of the shares underlying the option on August 18, 2023 and, as to the remaining shares, monthly thereafter until the August 18, 2026, subject to continued service. Each PRSU represents a contingent right to receive one share of our common stock upon the achievement of specified performance goals related to financial performance, investor engagement and business development and subject to continued service.
(5)The number of shares assumes the highest level of performance conditions are achieved for the outstanding PRSUs.

(6)Represents the weighted average exercise price of outstanding options under the 2020 Plan and does not take into account the 39,900 shares of common stock subject to outstanding RSUs under the 2020 Plan, since RSUs have no exercise price.
(7)Represents the weighted average exercise price of outstanding stock options under the 2022 Plan and does not take into account the 8,900 shares of common stock subject to outstanding RSUs under the 2022 Plan, since RSUs have no exercise price.
(8)Represents the weighted average exercise price of outstanding stock options under the 2021 Inducement Equity Incentive Plan, as amended and does not take into account the 90,000 shares of common stock subject to outstanding PRSUs, since PRSUs have no exercise price.

TRANSACTIONS WITH RELATED PERSONS
Since January 1, 2022, we have engaged in the following transactions in which (i) the amounts involved exceeded $120,000 and (ii) any of our directors, executive officers or holders of more than 5% of our voting securities, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest, other than the compensation arrangements with our directors and named executive officers described elsewhere in this proxy statement.
Share Exchange Agreement with Bill & Melinda Gates Foundation Trust
On January 24, 2020, we entered into an amended and restated share exchange agreement, or the Share Exchange Agreement, with the Bill & Melinda Gates Foundation Trust, a holder of more than 5% of our voting securities, pursuant to which the Bill & Melinda Gates Foundation Trust has the right to exchange any of their shares of common stock for limited common stock. The Bill & Melinda Gates Foundation Trust has not exchanged any shares of common stock for limited common stock pursuant to the Share Exchange Agreement in 2022 or 2023.
Relationship with Richard Friesner
Consulting Agreement with Richard Friesner
We are party to a consulting agreement with Richard Friesner dated July 1, 1999, as amended, pursuant to which Dr. Friesner provides certain services related to enhancing, improving and further developing of our molecular modeling software. Dr. Friesner is one of our co-founders and has been a member of our board of directors since 1990. Under the consulting agreement, we paid Dr. Friesner $410,000 for consulting services during 2022. Under his consulting agreement, we have agreed to pay Dr. Friesner a monthly consulting fee of $35,000 from January 1, 2023 through June 30, 2023, of which $140,000 was paid as of the date hereof.
Columbia License Agreements and Royalty Payments to Columbia University and Richard Friesner
We have entered into various license agreements with the Trustees of Columbia University, or Columbia University, pursuant to which we license software and code from Columbia University in exchange for our obligation to make specified royalty payments to Columbia University. For a description of certain of our license agreements with Columbia University, see “Item 1. Business—License Agreements with Columbia University” in our annual report on Form 10-K for the year ended December 31, 2022. Dr. Friesner, the William P. Schweitzer Professor of Chemistry at Columbia University and the principal investigator of the Friesner Research Group, a research laboratory within the Department of Chemistry at Columbia University, and one of our co-founders and a member of our board of directors, was the inventor of certain of the technologies licensed to us pursuant to certain of our license agreements with Columbia University. Columbia University distributes a portion of the royalties we pay to it pursuant to such license agreements to Dr. Friesner and to Dr. Friesner’s laboratory at Columbia University. Columbia University distributed $176,500 to Dr. Friesner on account of royalties we paid to Columbia University in 2022. Columbia University distributed $296,187 to Dr. Friesner’s laboratory on account of royalties we paid to Columbia University in 2022.
Gift to Columbia University for Richard Friesner’s Laboratory
On May 31, 2019, we entered into a letter agreement with the Trustees of Columbia University in the City of New York, or the Trustees of Columbia University, pursuant to which we agreed to provide a gift of up to $1,500,000, in five annual installments of $300,000 beginning on June 30, 2019, to the Trustees of Columbia University to establish the Computational Chemistry & Pharmaceutical Sciences Research Fund at Columbia University. Such gift will be used to support Dr. Friesner’s laboratory at Columbia University. As of the date hereof, we have provided $1,200,000 of the $1,500,000 gift to the Trustees of Columbia University.
Relationship with Gates Ventures, LLC
We entered into an agreement with Gates Ventures, LLC, effective as of June 23, 2020, in connection with a research project to develop an atomistic simulation platform that is capable of modeling key chemical processes controlling the performance of active materials in an operating battery. As of the date hereof, we have received $3,000,000 pursuant to the agreement ($1,000,000 of which was received in 2021 and $1,000,000 of which was received in 2022). Gates Ventures,

LLC is controlled by William H. Gates III, who may be deemed to be the beneficial owner of more than 5% of our voting securities.
Registration Rights
We are a party to an investor rights agreement with certain holders of our voting securities, including some of our 5% stockholders and their affiliates. This investor rights agreement provides these holders the right, subject to certain conditions, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.
Indemnification Agreements
Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director or executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.
Policies and Procedures for Related Person Transactions
Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement, or relationship in which our company is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees, or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement, or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief legal officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:
•the related person’s interest in the related person transaction;
•the approximate dollar value of the amount involved in the related person transaction;
•the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in the ordinary course of our business;
•whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to us of, the transaction; and
•any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:
•interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and
•a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.
The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.
We did not have a written policy regarding the review and approval of related person transactions prior to our initial public offering in February 2020. Nevertheless, with respect to such transactions, it was the practice of our board of directors to consider the nature of and business reasons for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests.

PRINCIPAL STOCKHOLDERS
Unless otherwise provided below, the following table sets forth information with respect to the beneficial ownership of our capital stock as of April 19, 2023 by:
•each of our directors;
•each of our named executive officers;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, who is known to us to be the beneficial owner of 5% or more of our capital stock.
The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 62,365,703 shares of our common stock and 9,164,193 shares of our limited common stock outstanding as of April 19, 2023.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock and limited common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days after April 19, 2023, are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock and limited common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Schrödinger, Inc., 1540 Broadway, 24th Floor, New York, New York 10036.

	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Name of Beneficial Owner	Common Stock	Limited Common Stock	Common Stock	Limited Common Stock
5% Stockholders
Bill & Melinda Gates Foundation Trust (1)	6,981,664	9,164,193	11.2%	100.0%
The Vanguard Group (2)	5,120,349	—	8.2	—
Blackrock, Inc.(3)	3,956,805	—	6.3	—
ARK Investment Management LLC(4)	3,852,037	—	6.2	—
Directors and Named Executive Officers
Ramy Farid (5)	1,582,332	—	2.5%	—
Geoffrey Porges	—	—	*	—
Jenny Herman(6)	76,067	—	*	—
Joel Lebowitz	—	—	*	—
Karen Akinsanya(7)	278,621	—	*	—
Robert Abel(8)	162,486	—	*	—
Yvonne Tran(9)	249,298	—	*	—
Michael Lynton(10)	91,815	—	*	—
Jeffrey Chodakewitz(11)	48,859	—	*	—
Richard A. Friesner (12)	1,870,692	—	3.0	—
Gary Ginsberg(13)	48,859	—	*	—
Rosana Kapeller-Libermann(14)	89,061	—	*	—
Arun Oberoi(15)	10,074	—	*	—
Gary Sender(16)	46,236	—	*	—
Nancy A. Thornberry(17)	75,496	—	*	—
All current executive officers and directors as a group (14 persons)(18)	4,756,716	—	7.6%	—

__________________________________
*Less than 1%
(1)Based solely on a Schedule 13G filed by the Bill & Melinda Gates Foundation Trust, or the Trust, on February 12, 2021. Consists of (i) 6,981,664 shares of common stock held by the Trust, and (ii) 9,164,193 shares of limited common stock held by the Trust. For purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, all shares beneficially owned by the Trust may be deemed to be beneficially owned by William H. Gates III and Melinda French Gates, as Co-Trustees of the Trust. The address of the Trust is 2365 Carillon Point, Kirkland, Washington 98033.
(2)Based solely on a Schedule 13G/A filed by The Vanguard Group, or Vanguard, on February 9, 2023. Vanguard is deemed to be the beneficial owner of 5,120,349 shares of common stock, with respect to which it reported sole voting power over no shares, shared voting power over 93,472 shares, sole dispositive power over 4,971,834 shares and shared dispositive power over 148,515 shares. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(3)Based solely on a Schedule 13G filed by Blackrock, Inc., or Blackrock, on February 3, 2023. Blackrock is deemed to be the beneficial owner of 3,956,805 shares of common stock, with respect to which it reported sole voting power over 3,880,757 shares, shares voting power over no shares and sole dispositive power over 3,956,805 shares. The principal business address of Blackrock is 55 East 52nd Street, New York, New York 10055.
(4)Based solely on a Schedule 13G filed by ARK Investment Management LLC, or ARK, on February 10, 2023. ARK is deemed to be the beneficial owner of 3,852,037 shares of common stock. The principal business address of ARK is 200 Central Avenue, St. Petersburg, Florida, 33701.
(5)Consists of (i) 184,432 shares of common stock held by Dr. Farid and (ii) 1,397,900 shares of common stock underlying options held by Dr. Farid that are exercisable as of April 19, 2023 or will become exercisable within 60 days after such date.
(6)Consists of (i) 8,003 shares of common stock held by Ms. Herman and (ii) 68,064 shares of common stock underlying options held by Ms. Herman that are exercisable as of April 19, 2023 or will become exercisable within 60 days after such date.
(7)Consists of 278,621 shares of common stock underlying options held by Dr. Akinsanya that are exercisable as of April 19, 2023 or will become exercisable within 60 days after such date.
(8)Consists of (i) 10,545 shares of common stock held by Dr. Abel and (ii) 151,941 shares of common stock underlying options held by Dr. Abel that are exercisable as of April 19, 2023 or will become exercisable within 60 days after such date.
(9)Consists of (i) 12,721 shares of common stock held by Ms. Tran and (ii) 236,577 shares of common stock underlying options held by Ms. Tran are exercisable as of April 19, 2023 or will become exercisable within 60 days after such date.
(10)Consists of 91,815 shares of common stock underlying options held by Mr. Lynton that are exercisable as of April 19, 2023 or will become exercisable within 60 days after such date.
(11)Consists of 48,859 shares of common stock underlying options held by Dr. Chodakewitz that are exercisable as of April 19, 2023 or will become exercisable within 60 days after such date.
(12)Consists of (i) 504,450 shares of common stock held by Dr. Friesner, (ii) 694,925 shares of common stock held by RF 2018 GRAT, of which Dr. Friesner is trustee, (iii) 642,989 shares of common stock underlying options held by Dr. Friesner that are exercisable as of April 19, 2023 or will become exercisable within 60 days after such date, and (iv) 28,328 shares held by Dr. Friesner's spouse. Dr. Friesner has pledged 373,450 of the shares held by him as collateral for a loan.
(13)Consists of 48,859 shares of common stock underlying options held by Mr. Ginsberg that are exercisable as of April 19, 2023 or will become exercisable within 60 days after such date.
(14)Consists of 89,061 shares of common stock underlying options held by Dr. Kapeller-Libermann that are exercisable as of April 19, 2023 or will become exercisable within 60 days after such date.
(15)Consists of 10,074 shares of common stock underlying options held by Mr. Oberoi that are exercisable as of April 19, 2023 or will become exercisable within 60 days after such date.

(16)Consists of 46,236 shares of common stock underlying options held by Mr. Sender that are exercisable as of April 19, 2023 or will become exercisable within 60 days after such date.
(17)Consists of 75,496 shares of common stock underlying options held by Ms. Thornberry that are exercisable as of April 19, 2023 or will become exercisable within 60 days after such date.
(18)Consists of (i) 1,492,789 shares of common stock and (ii) 3,263,927 shares of common stock underlying options that are exercisable as of April 19, 2023 or will become exercisable within 60 days after such date.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2022 and our internal control over financial reporting as of December 31, 2022 and has discussed them with the Company’s management and KPMG LLP, the Company’s independent registered public accounting firm.
The audit committee has also received from, and discussed with, KPMG LLP various communications that KPMG LLP is required to provide to the audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
In addition, KPMG LLP provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and we have discussed with the Company’s independent registered public accounting firm their independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
By the audit committee of the board of directors of Schrödinger, Inc.
Gary Sender, Chair
Gary Ginsberg
Michael Lynton
Arun Oberoi
April 27, 2023

STOCKHOLDER PROPOSALS FOR OUR 2024 ANNUAL MEETING OF STOCKHOLDERS
A stockholder who would like to have a proposal considered for inclusion in our 2024 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 29, 2023. However, if the date of the 2024 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2024 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Schrödinger, Inc., 1540 Broadway, 24th Floor, New York, New York 10036.
If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting. The required notice must meet the requirements set forth in our amended and restated bylaws (including providing the information required by Rule 14a-19 under the Exchange Act if the stockholder intends to comply with the SEC's universal proxy rules and to solicit proxies in support of director nominees other than the company's nominees).
Under the advance notice provisions, the required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2024 annual meeting of stockholders in accordance with our advance notice provisions, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 16, 2024, and no later than March 17, 2024.

STOCKHOLDERS SHARING THE SAME ADDRESS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for notices and, if applicable, our annual report and other proxy materials, with respect to two or more stockholders sharing the same address by delivering a single notice and, if applicable, a single set of our annual report and proxy materials, addressed to those stockholders. This practice, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our Notice of Availability, and if applicable, our proxy materials. A single Notice of Availability and, if applicable, a single copy of our annual report and our proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Availability and, if applicable, a separate set of our annual report and proxy materials in the future, please notify your broker or contact us. If you wish to receive a separate set of our annual report and proxy materials for this year’s Annual Meeting, we will deliver them promptly upon written or oral request. Stockholders who currently receive multiple copies of the Notice of Availability, and, if applicable, our annual report and other proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers or us. To contact us, direct your written or oral request to: Schrödinger, Inc., 1540 Broadway, 24th Floor, New York, New York 10036, Attention: Corporate Secretary, (212) 295-5800 or contact Investor Relations at (212) 295-5800.

OTHER MATTERS
Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SDGR2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V04403-P88503 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SCHRÖDINGER, INC.

The Board of Directors recommends you vote FOR the election of each of the following Class III directors to serve until the 2026 Annual Meeting of Stockholders:

1. Election of Class III Directors

Nominees:	For	Against	Abstain
1a. Richard A. Friesner	☐	☐	☐
1b. Rosana Kapeller-Libermann	☐	☐	☐
1c. Gary Sender	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Approval of an advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V04404-P88503

SCHRÖDINGER, INC.
Annual Meeting of Stockholders
June 15, 2023 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ramy Farid, Geoffrey Porges and Yvonne Tran, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SCHRÖDINGER, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on June 15, 2023, virtually at www.virtualshareholdermeeting.com/SDGR2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxyholders on any other matter that properly comes before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side

Schrödinger

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SDGR2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V04405-P88503

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCHRÖDINGER, INC.

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Approval of an advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V04406-P88503

SCHRÖDINGER, INC.
Annual Meeting of Stockholders
June 15, 2023 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ramy Farid, Geoffrey Porges and Yvonne Tran, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of capital stock of SCHRÖDINGER, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on June 15, 2023, virtually at www.virtualshareholdermeeting.com/SDGR2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxyholders on any other matter that properly comes before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side